The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying base prospectus do not constitute an offer to sell these securities and we are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not
  Filed Pursuant to Rule 424(b)(5)
  Registration Statement No. 333-272312
SUBJECT TO COMPLETION, DATED JANUARY 26, 2026
PRELIMINARY PROSPECTUS SUPPLEMENT
(to Prospectus dated May 31, 2023)
$
    % Fixed-to-Floating Rate Subordinated Notes due 2036
We are offering $      aggregate principal amount of    % Fixed-to-Floating Rate Subordinated Notes due 2036 (the “subordinated notes”). The subordinated notes will mature on         , 2036. From and including the date of original issuance to, but excluding,         , 2031, or the date of early redemption, the subordinated notes will bear interest at a fixed rate of    % per annum, payable semiannually in arrears on       and       of each year, commencing on          , 2026. From and including           , 2031, to, but excluding the maturity date or the date of early redemption, the subordinated notes will bear interest at a floating rate per annum equal to a benchmark rate (which is expected to be Three-Month Term SOFR (as defined herein)) plus a spread of       basis points, payable quarterly in arrears on       ,       ,       and       of each year, commencing on         , 2031. Notwithstanding the foregoing, in the event that benchmark rate is less than zero, then the benchmark rate shall be deemed to be zero.
We may, at our option, redeem the subordinated notes (i) in whole or in part beginning with the interest payment date of        , 2031, and on any interest payment date thereafter or (ii) in whole but not in part upon the occurrence of a “Tax Event,” a “Tier 2 Capital Event” or Old National Bancorp becoming required to register as an investment company pursuant to the Investment Company Act of 1940, as amended (the “1940 Act”). The redemption price for any redemption is 100% of the principal amount of the subordinated notes, plus accrued and unpaid interest thereon to, but excluding, the date of redemption. Any early redemption of the subordinated notes will be subject to the receipt of the approval of the Board of Governors of the Federal Reserve System to the extent then required under applicable laws or regulations, including capital regulations.
There is no sinking fund for the subordinated notes. The subordinated notes will be unsecured and will rank junior to all of our existing and future senior indebtedness. In addition, the subordinated notes will be effectively subordinated to all of our secured indebtedness to the extent of the value of the assets securing such indebtedness. The subordinated notes will be structurally subordinated to all of the existing and future liabilities and obligations of our subsidiaries, including the deposit liabilities and claims of other creditors of our bank subsidiary, Old National Bank. The subordinated notes will be equal in right of payment with any of our existing and future subordinated indebtedness. The subordinated notes will be obligations of Old National Bancorp only and will not be obligations of, and will not be guaranteed by, any of our subsidiaries. For a more detailed description of the subordinated notes, see “Description of Subordinated Notes.”
The subordinated notes will not be listed on any national securities exchange or quoted on a quotation system. Currently, there is no public market for the subordinated notes.
	Per Note	Total
Public offering price(1)	%	$
Underwriting discounts and commissions to be paid by us(2)	%	$
Proceeds, before expenses, to us(1)	%	$

(1)
Plus accrued interest, if any, from           , 2026, to the date of delivery.

(2)
We will also reimburse the underwriters for certain expenses incurred in this offering. See “Underwriting” in this prospectus supplement for details.

The underwriters expect to deliver the subordinated notes to investors only in book-entry form on or about         , 2026, which is the         business day following the date of pricing the subordinated notes (such settlement being referred to as “T+      ”). See “Underwriting.”
Investing in the subordinated notes involves certain risks, including that the interest rate on the subordinated notes during the floating rate period may be determined based on a rate other than Three-Month Term SOFR. Please read the “Risk Factors” beginning on page S-6 of this prospectus supplement, as well as the risks set forth in our other filings with the Securities and Exchange Commission (“SEC”), which are incorporated by reference in this prospectus supplement and the accompanying base prospectus, for a discussion of certain risks that should be considered in connection with an investment in the subordinated notes.
The subordinated notes are not savings accounts, deposits or other obligations of Old National Bank or any of our nonbank subsidiaries. The subordinated notes are not insured or guaranteed by the Federal Deposit Insurance Corporation (the “FDIC”), or any other government agency or public or private insurer.
Neither the SEC, any state securities commission, the FDIC, the Board of Governors of the Federal Reserve System nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.
Joint Book-Running Managers
Keefe, Bruyette & Woods A Stifel Company	Morgan Stanley
The date of this prospectus supplement is           , 2026.

Prospectus Supplement
Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This document consists of two parts. The first is this prospectus supplement, which describes the specific terms of this offering. The second part, the accompanying prospectus, gives more general information, some of which may not apply to this offering. This prospectus supplement also adds to, updates and changes information contained in the accompanying prospectus. If the information set forth in this prospectus supplement differs in any way from the information in the accompanying prospectus, you should rely on the information in this prospectus supplement. If the information set forth in this prospectus supplement conflicts with any statement in a document we have incorporated by reference, then you should consider only the statement in the more recent document.
The accompanying prospectus is part of a registration statement that we filed with the SEC using a shelf registration statement. Under the shelf registration process, from time to time, we may offer and sell debt securities, including the subordinated notes offered hereby, preferred shares, depositary shares, common stock, warrants, purchase contracts or units, or any combination thereof, in one or more offerings.
It is important that you read and consider all of the information contained in this prospectus supplement, the accompanying prospectus and any free writing prospectus filed by us with the SEC related to this offering in making your investment decision. You should also read and consider the information in the documents to which we have referred you in “Incorporation of Certain Documents by Reference” on page S-iii of this prospectus supplement and “Where You Can Find More Information” on page 2 of the accompanying prospectus.
We have not, and the underwriters have not, authorized any other person to provide you with any information other than the information contained in this prospectus supplement, the accompanying prospectus, any free writing prospectus we may authorize to be delivered to you and the documents incorporated by reference herein and therein. Neither we nor the underwriters take responsibility for, or provide any assurance as to the reliability of, any different or additional information. This prospectus supplement, the accompanying prospectus and any free writing prospectus do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation. The information contained in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein or therein or any free writing prospectus prepared by us is only accurate as of the date of the document containing such information, regardless of the time of delivery of this prospectus supplement and any sale of the subordinated notes. Our business, financial condition, results of operations and prospects may have changed since that date.
The information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus is not investment, legal or tax advice. You should consult your own legal counsel, accountants and other advisers for legal, tax, business, financial and related advice before investing in the subordinated notes.
The distribution of this prospectus supplement, the accompanying prospectus and any free writing prospectus and the offering of the subordinated notes in certain jurisdictions may be restricted by law. Persons into whose possession this prospectus supplement, the accompanying prospectus and any free writing prospectus come should inform themselves about and observe any such restrictions.
In this prospectus supplement, references to “Old National,” the “Company,” “we,” “our” and “us” and similar terms mean Old National Bancorp and its subsidiaries, unless provided otherwise or the context otherwise requires.

S-ii

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public on the SEC’s website at www.sec.gov and on the investor relations page of our website at www.oldnational.com. Except for those SEC filings incorporated by reference in this prospectus supplement, the contents of our website are not part of this prospectus supplement or the accompanying prospectus, and the reference to our website does not constitute incorporation by reference in this prospectus supplement or the accompanying prospectus of the information contained at that website.
In this prospectus supplement and the accompanying prospectus, as permitted by law, we “incorporate by reference” information from other documents that we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus supplement and the accompanying prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus supplement and the accompanying prospectus is considered to be automatically updated and superseded. In other words, in case of a conflict or inconsistency between information contained in this prospectus supplement and the accompanying prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.
As of the date of this prospectus supplement, we incorporate by reference the following documents listed below:
•
our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on February 19, 2025;

•
our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025, June 30, 2025 and September 30, 2025, filed with the SEC on April 30, 2025, July 30, 2025, and October 29, 2025, respectively;

•
our Current Reports on Form 8-K (other than those portions deemed furnished but not filed) filed with the SEC on January 21, 2025, February 19, 2025, February 20, 2025, March 24, 2025, May 1, 2025 (as amended on July 11, 2025), May 14, 2025, May 19, 2025, May 28, 2025, July 22, 2025 (two filings), August 15, 2025 (two filings), November 13, 2025, December 3, 2025 and January 22, 2026; and

•
our definitive Proxy Statement on Schedule 14A for the 2025 Annual Meeting of Shareholders, filed with the SEC on April 4, 2025 (solely to the extent incorporated by reference into Part III of our Annual Report on Form 10-K for the fiscal year ended December 31, 2024).

In addition, all reports and other documents we subsequently file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus supplement and the accompanying prospectus until we complete the offering of the subordinated notes offered by this prospectus supplement (other than any information furnished pursuant to Item 2.02 or Item 7.01 of any Current Report on Form 8-K, unless we specifically state in such Current Report that such information is to be considered “filed” under the Exchange Act or we incorporate it by reference into a filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act) will be deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus and to be part of this prospectus supplement and the accompanying prospectus from the date of the filing of such reports and documents.
Any statement contained in this prospectus supplement, the accompanying prospectus or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement contained in any subsequently filed document which is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement and the accompanying prospectus.

S-iii

We will provide to each person to whom a prospectus supplement is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus supplement but not delivered with the prospectus. You may request a copy of these filings, other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing, at no cost, by writing to or telephoning us at the following address:
Old National Bancorp
One Main Street
Evansville, Indiana 47708
Attention: Investor Relations
(812) 464-1366
In addition, these filings are available on our website at www.oldnational.com. Please note that this website address is for textual reference only and the information on our website is not a part of, and is not incorporated into, this prospectus or any applicable prospectus supplement.

S-iv

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION
This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein may contain forward-looking statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995 (the “Act”), Section 27A of the Securities Act and Rule 175 promulgated thereunder, and Section 21E of the Exchange Act and Rule 3b-6 promulgated thereunder, notwithstanding that such statements are not specifically identified as such. In addition, certain statements may be contained in our future filings with the SEC, in press releases, and in oral and written statements made by us that are not statements of historical fact and constitute forward-looking statements within the meaning of the Act of 1995. These statements include, but are not limited to, descriptions of Old National’s financial condition, results of operations, asset and credit quality trends, profitability and business plans or opportunities. Forward-looking statements can be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “guidance,” “intend,” “may,” “outlook,” “plan,” “potential,” “predict,” “should,” “would,” and “will,” and other words of similar meaning. These forward-looking statements express management’s current expectations or forecasts of future events and, by their nature, are subject to risks and uncertainties.
There are a number of factors that could cause actual results or outcomes to differ materially from those in such statements, including, but not limited to:
•
competition;

•
government legislation, regulations and policies, including trade and tariff policies;

•
the ability of Old National to execute its business plan;

•
unanticipated changes in our liquidity position, including but not limited to changes in our access to sources of liquidity and capital to address our liquidity needs;

•
changes in economic conditions and economic and business uncertainty which could materially impact credit quality trends and the ability to generate loans and gather deposits;

•
inflation and governmental responses to inflation, including increasing interest rates;

•
market, economic, operational, liquidity, credit, and interest rate risks associated with our business;

•
our ability to successfully manage our credit risk and the sufficiency of our allowance for credit losses;

•
the expected cost savings, synergies and other financial benefits from the merger (the “Merger”) between Old National and Bremer Financial Corporation not being realized within the expected time frames and costs or difficulties relating to integration matters being greater than expected;

•
potential adverse reactions or changes to business or employee relationships, including those resulting from the completion of the Merger;

•
the impact of purchase accounting with respect to the Merger, or any change in the assumptions used regarding the assets acquired and liabilities assumed to determine their fair value and credit marks;

•
the potential impact of future business combinations on our performance and financial condition, including our ability to successfully integrate the businesses, the success of revenue-generating and cost reduction initiatives and the diversion of management’s attention from ongoing business operations and opportunities;

•
failure or circumvention of our internal controls;

•
operational risks or risk management failures by us or critical third parties, including without limitation with respect to data processing, information systems, cybersecurity, technological changes, vendor issues, business interruption, and fraud risks; significant changes in accounting, tax or regulatory practices or requirements;

•
new legal obligations or liabilities;

•
disruptive technologies in payment systems and other services traditionally provided by banks;

S-v

•
failure or disruption of our information systems;

•
computer hacking and other cybersecurity threats;

•
the effects of climate change on Old National and its customers, borrowers, or service providers;

•
the impacts of pandemics, epidemics and other infectious disease outbreaks; and

•
other factors identified in our 2024 Annual Report on Form 10-K and other filings with the SEC.

These forward-looking statements are made only as of the date of this prospectus supplement and are not guarantees of future results, performance or outcomes.
Such forward-looking statements are based on assumptions and estimates, which although believed to be reasonable, may turn out to be incorrect. Therefore, undue reliance should not be placed upon these estimates and statements. We cannot assure that any of these statements, estimates, or beliefs will be realized and actual results or outcomes may differ from those contemplated in these forward-looking statements. Old National does not undertake an obligation to update these forward-looking statements to reflect events or conditions after the date of this prospectus supplement. You are advised to consult further disclosures we may make on related subjects in our filings with the SEC.
Investors should consider these risks, uncertainties and other factors in addition to the factors under the heading “Risk Factors” included in Item 1A of Part I of Old National’s 2024 Form 10-K and our other filings with the SEC.

S-vi

SUMMARY
The following summary should be read together with the information contained in other parts of this prospectus supplement and in the accompanying prospectus. It may not contain all the information that is important to you. You should carefully read this prospectus supplement and the accompanying prospectus and the documents incorporated by reference in their entirety, including “Risk Factors” beginning on page S-6 of this prospectus supplement and in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, and our financial statements and the notes thereto incorporated by reference into this prospectus supplement and the accompanying prospectus before making a decision about whether to invest in the subordinated notes.
Old National Bancorp
Old National Bancorp is the holding company of Old National Bank, which is the sixth largest commercial bank headquartered in the Midwest by asset size and ranks among the top 25 banking companies headquartered in the United States with consolidated assets of $71.2 billion at September 30, 2025. The Company’s corporate headquarters and principal executive office is located in Evansville, Indiana with commercial and consumer banking operations headquartered in Chicago, Illinois. Through Old National Bank, our wholly owned banking subsidiary, and our non-bank affiliates, we provide a wide range of services primarily throughout the Midwest and Southeast regions of the United States. In addition to providing extensive services in consumer and commercial banking, Old National offers comprehensive wealth management and capital markets services.
We maintain a website at www.oldnational.com where general information about us is available. The information on our website is not a part of, and is not incorporated into, this prospectus supplement or the accompanying prospectus.
Recent Developments
Preliminary Financial Results for the Three Months and Year Ended December 31, 2025
On January 21, 2026, Old National Bancorp reported its unaudited financial results for the three months and year ended December 31, 2025, including the financial results summarized below. The comparisons below of these results from the three months ended December 31, 2025 are against those from the three months ended September 30, 2025, which is referred to as the prior quarter, unless otherwise noted.
In the three months ended December 31, 2025, net income applicable to common shares was $212.6 million, or $0.55 per diluted common share, which reflects pre-tax charges of $24.5 million for merger-related expenses, a $15.9 million pre-tax loss associated with the termination of the Bremer Financial Corporation (“Bremer”) pension plan, a $3.0 million pre-tax reduction to previously accrued FDIC special assessment and realized debt securities gains from the current quarter. Excluding these items from the current quarter, adjusted net income was $241.0 million, or $0.62 per diluted common share.
Deposits and Funding.   In the three months ended December 31, 2025, increases in private banking and community deposits were more than offset by seasonal outflows of public funds. Period-end total deposits were $55.1 billion, up 0.6% annualized. Period-end total core deposits were $51.4 billion, down 3.2% annualized. Total deposit costs were 180 basis points, down 17 basis points.
Loans.   Loan growth in the three months ended December 31, 2025 was driven by strong commercial loan production. Period-end total loans, including loans held-for-sale, were $48.8 billion, up $768.8 million or 6.4% annualized. Total commercial loan production in the three months ended December 31, 2025 was $3.5 billion, up 25%. Period-end commercial pipeline totaled $4.8 billion, up 15%.
Credit Quality.   In the three months ended December 31, 2025, provision expense, including the provision for unfunded commitments, was $32.7 million compared to $26.7 million in the prior quarter. Net charge-offs were $32.1 million, or 27 basis points of average loans, compared to 24 basis points. Excluding purchased credit deteriorated (“PCD”) loans that had an allowance for credit losses established at acquisition, net charge-offs to average loans were 16 basis points compared to 17 basis points. Loans with delinquencies of more than 30 days as a percentage of total loans were 0.22% compared to 0.18%. Nonaccrual loans as a percentage of total loans were 1.07% compared to 1.23%. The allowance for credit losses, including the allowance for credit losses on unfunded loan commitments, stood at $605.2 million, or 1.24% of total loans, compared to $604.5 million, or 1.26% of total loans.
Net Interest Income and Margin.   Higher net interest income in the three months ended December 31, 2025 reflected growth in interest-earning assets and lower funding costs. Net interest income increased to $580.8 million compared to $574.6 million in the prior quarter, driven by growth in earning assets and lower funding costs, partly offset by lower asset yields. Net interest margin increased one basis point to 3.60% compared to 3.59%. Cost of total deposits was 1.80%, decreasing 17 basis points, and the cost of total interest-bearing deposits decreased 19 basis points to 2.38%, each compared to the prior quarter.
Noninterest Income.   Total noninterest income was $109.7 million, or $125.6 million excluding a $15.9 million pre-tax loss associated with the termination of the Bremer pension plan, compared to $130.5 million in the prior quarter, driven by lower other income, partly offset by record capital markets and higher mortgage banking revenue.
Noninterest Expense.   Noninterest expense was $386.3 million and included $24.5 million of merger-related charges as well as a $3.0 million pre-tax reduction of previously accrued FDIC special assessment. Excluding the above noted items, adjusted noninterest expense was $364.8 million, compared to $376.5 million in the prior quarter, driven by cost savings associated with the Bremer transaction.
Income Taxes.   Income tax expense was $54.9 million, resulting in an effective tax rate of 20.2% compared to 21.5% in the prior quarter, driven lower by the finalization of federal and state tax returns in the three months ended December 31, 2025. Income tax expense included $10.5 million of tax credit benefit compared to $7.8 million in the prior quarter.
Capital.   Total risk-based capital ratio was up 7 basis points to 12.85% and regulatory Tier 1 capital ratio was up 4 basis points to 11.53%, each compared to the prior quarter, driven by strong retained earnings, partly offset by growth in loans. Old National repurchased 1.1 million shares of common stock during the quarter.
The foregoing is preliminary and only a summary and is not intended to be a comprehensive statement of Old National Bancorp’s financial results. The preliminary financial data included in this pricing supplement has been prepared by, and is the responsibility of, Old National Bancorp’s management. Deloitte & Touche LLP has not audited, reviewed, examined, compiled, nor applied agreed-upon procedures with respect to the preliminary financial data. Accordingly, Deloitte & Touche LLP does not express an opinion or any other form of assurance with respect thereto.
Financial statements as of and for the year ended December 31, 2025 will be included in Old National Bancorp’s Annual Report on Form 10-K to be filed with the SEC.

THE OFFERING
Issuer:
Old National Bancorp
Securities Offered:
$      aggregate principal amount of    % Fixed-to-Floating Rate Subordinated Notes due 2036.
Maturity Date:
           , 2036 (the “Maturity Date”).
Issue Date:
           , 2026.
Interest:
From and including the date of original issuance to, but excluding,            , 2031 or the date of earlier redemption (the “fixed rate period”), the subordinated notes will bear interest at a fixed rate of     % per annum, payable semi-annually in arrears on                   and             of each year (each, a “fixed rate interest payment date”), commencing on            , 2026. The last fixed rate interest payment date for the fixed rate period will be                  , 2031.
From and including            , 2031 to, but excluding, the Maturity Date or the date of earlier redemption (the “floating rate period”), the subordinated notes will bear interest at a floating rate per annum equal to the Benchmark rate (which is expected to be Three-Month Term SOFR) plus a spread of           basis points, payable quarterly in arrears on            ,                  ,                   and             of each year (each, a “floating rate interest payment date” and, together with the fixed rate interest payment dates, the “interest payment dates”), commencing on            , 2031. Notwithstanding the foregoing, if the Benchmark rate is less than zero, the Benchmark rate shall be deemed to be zero.
For each interest period during the floating rate period, “Three-Month Term SOFR” means the rate for Term SOFR for a tenor of three months that is published by the Term SOFR Administrator at the Reference Time for any interest period, as determined by the calculation agent after giving effect to the Three-Month Term SOFR Conventions (each as defined under “Description of Subordinated Notes — Interest”).
If the calculation agent determines on or prior to the relevant Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date (each as defined under “Description of Subordinated Notes”) have occurred with respect to Three-Month Term SOFR, then the provisions under “Description of Subordinated Notes — Effect of Benchmark Transition Event,” which are referred to herein as the “benchmark transition provisions,” will thereafter apply to all determinations of the interest rate on the subordinated notes for each interest period during the floating rate period. In accordance with the benchmark transition provisions, after a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, the interest rate on the subordinated notes for each interest period during the floating rate period will be an annual rate equal to the Benchmark Replacement (as defined under “Description of Subordinated Notes”) plus        basis points.

Ranking
The subordinated notes will be our general unsecured, subordinated obligations not guaranteed by any of our subsidiaries and will be:
•
junior in right of payment and upon our liquidation to any of our existing and all of our future Senior Indebtedness (as defined under “Description of Subordinated Notes”);

•
equal in right of payment and upon our liquidation with our existing 5.875% fixed rate subordinated notes due 2026 and all of our future indebtedness the terms of which provide that such indebtedness ranks equally with the subordinated notes;

•
senior in right of payment and upon our liquidation to any of our existing and future indebtedness the terms of which provide that such indebtedness ranks junior in right of payment to the subordinated notes, including our obligations relating to any junior subordinated debt securities issued to our capital trust subsidiaries;

•
effectively subordinated to all of our secured indebtedness to the extent of the value of the assets securing such indebtedness; and

•
structurally subordinated to any existing and future indebtedness of our subsidiaries, including, without limitation, Old National Bank’s depositors, liabilities to general creditors, and liabilities arising in the ordinary course of business or otherwise, which means that such creditors generally will be paid from those subsidiaries’ assets before holders of the subordinated notes would have any claims to those assets.

The subordinated notes are not savings accounts or deposits and they are not insured by the United States, the FDIC or any other agency of fund of the United States.
As of September 30, 2025, we had no Senior Indebtedness on a consolidated basis, and Old National Bank had $61.2 billion of liabilities to which the subordinated notes will be structurally subordinated.
Redemption
We may, at our option, beginning on the interest payment date of            , 2031, and on any interest payment date thereafter, redeem the subordinated notes, in whole or in part, from time to time, subject to obtaining the prior approval of the Federal Reserve to the extent such approval is then required under the rules of the Federal Reserve, at a redemption price equal to 100% of the principal amount of the subordinated notes being redeemed plus accrued and unpaid interest to, but excluding, the date of redemption.
See “Description of Subordinated Notes — Redemption.”
We may also redeem the subordinated notes at any time prior to their maturity, including prior to            , 2031, in whole, but not in part, subject to obtaining the prior approval of the Board of Governors of the Federal Reserve System (the “Federal Reserve”) to the extent such approval is then required under the rules of the Federal Reserve, upon the occurrence of a “Tax Event,” a “Tier 2 Capital Event” or the Company becoming required to register as an investment company pursuant to the 1940 Act.

See “Description of Subordinated Notes — Redemption.”
Listing
Currently, there is no public market for the subordinated notes. We do not intend to apply for listing of the subordinated notes on any securities exchange or automated dealer quotation system.
Use of Proceeds
We expect to receive net proceeds from this offering of approximately $      million after deducting underwriting discounts and commissions and estimated offering expenses payable by us.
We intend to use the net proceeds from this offering for general corporate purposes.
See “Use of Proceeds.”
Tax Considerations
You should carefully review the section “Certain U.S. Federal Income Tax Consequences” in this prospectus supplement and discuss the tax consequences of your particular situation with your tax advisor.
Certain ERISA and Benefit Plan Considerations
For a discussion of certain prohibited transactions and fiduciary duty issues pertaining to purchases by or on behalf of an employee benefit plan, you should read “Certain ERISA and Benefit Plan Considerations.”
Global Note; Book-Entry
System
The subordinated notes offered hereby will be issued only in fully registered form without interest coupons and in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof. The subordinated notes offered hereby will be evidenced by a global note deposited with the trustee under the indenture for the subordinated notes, as custodian for The Depository Trust Company (with its successors, “DTC”). Beneficial interests in the global note will be shown on, and transfers of those beneficial interest can only be made through, records maintained by DTC and its participants. See “Description of Subordinated Notes — Form, Denomination, Transfer, Exchange and Book-Entry Procedures.”
Risk Factors
See “Risk Factors” and other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of factors you should consider carefully before deciding to invest in the subordinated notes.
Trustee
U.S. Bank Trust Company, N.A.
Calculation Agent
We will appoint a calculation agent for the subordinated notes prior to the commencement of the floating rate period. We will act as the initial calculation agent.
Original Issue Discount
The subordinated notes may be issued with original issue discount (“OID”) for U.S. federal income tax purposes. In such case, holders subject to U.S. federal income taxation, whether on the cash or accrual method of tax accounting, generally would be required to include any amounts representing OID in gross income (as ordinary income) as the OID accrues on a constant yield to maturity basis, in advance of the receipt of cash payments to which such income is attributable. See “Certain U.S. Federal Income Tax Consequences.”

RISK FACTORS
An investment in the subordinated notes involves certain risks. You should carefully consider the risk factors and other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus before making an investment decision. In particular, you should carefully consider, among other things, the matters discussed below and under “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024. Our business, financial condition and results of operations could be materially adversely affected by any of these risks. The price of the subordinated notes could decline due to any of these risks, and you may lose all or part of your investment. This prospectus supplement and the accompanying prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks faced by us described below and elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein. The prospectus supplement is qualified in its entirety by those risk factors.
Risk Factors Related to the Subordinated Notes
The amount of interest payable on the subordinated notes will vary on and after           , 2031.
As the interest rate of the subordinated notes will be calculated based on SOFR from          , 2031 to, but excluding, the maturity date or earlier redemption date and SOFR is a floating rate, the interest rate on the subordinated notes will vary on and after           , 2031. During this period, the subordinated notes will bear a floating interest rate set each quarterly interest period at a per annum rate equal to the Benchmark rate (which is expected to be Three-Month Term SOFR) plus a spread of           basis points; provided, that in the event the Benchmark rate is less than zero, then the Benchmark rate shall be deemed to be zero. The per annum interest rate that is determined on the relevant determination date will apply to the entire quarterly interest period following such determination date even if the Benchmark rate increases during that period.
Floating rate notes bear additional significant risks not associated with fixed rate debt securities. These risks include fluctuation of the interest rates and the possibility that you will receive an amount of interest that is lower than expected. We have no control over a number of matters, including economic, financial, and political events, that are important in determining the existence, magnitude, and longevity of market volatility and other risks and their impact on the value of, or payments made on, the floating rate subordinated notes.
You should not rely on indicative or historical data concerning SOFR.
The interest rate during the floating rate period will be determined using Three-Month Term SOFR (unless a Benchmark Transition Event and its related Benchmark Replacement Date occur with respect to Three-Month Term SOFR, in which case the rate of interest will be based on the next- available Benchmark Replacement). In the following discussion of the Secured Overnight Financing Rate (“SOFR”), when we refer to SOFR-linked subordinated notes, we mean the subordinated notes at any time when the interest rate on the subordinated notes is or will be determined based on SOFR, including Three-Month Term SOFR.
SOFR is published by the Federal Reserve Bank of New York (“FRBNY”) and is intended to be a broad measure of the cost of borrowing cash overnight collateralized by U.S. Treasury securities. FRBNY reports that SOFR includes all trades in the Broad General Collateral Rate, plus bilateral U.S. Treasury repurchase agreement (“repo”) transactions cleared through the delivery-versus-payment service offered by the Fixed Income Clearing Corporation (the “FICC”), a subsidiary of The Depository Trust and Clearing Corporation (“DTCC”). SOFR is filtered by FRBNY to remove a portion of the foregoing transactions considered to be “specials.” According to FRBNY, “specials” are repos for specific-issue collateral which take place at cash-lending rates below those for general collateral repos because cash providers are willing to accept a lesser return on their cash in order to obtain a particular security.
FRBNY reports that SOFR is calculated as a volume-weighted median of transaction-level tri-party repo data collected from The Bank of New York Mellon, which currently acts as the clearing bank for the tri-party repo market, as well as general collateral finance repo transaction data and data on bilateral U.S. Treasury repo transactions cleared through the FICC’s delivery-versus-payment service.

FRBNY states that it obtains information from DTCC Solutions LLC, an affiliate of DTCC. FRBNY currently publishes SOFR daily on its website. FRBNY states on its publication page for SOFR that use of SOFR is subject to important disclaimers, limitations and indemnification obligations, including that FRBNY may alter the methods of calculation, publication schedule, rate revision practices or availability of SOFR at any time without notice.
On July 29, 2021, the Alternative Reference Rates Committee (the “ARRC”) convened by the Federal Reserve and FRBNY formally recommended the use of the CME Group’s computation of forward-looking SOFR term rates, which are calculated by the CME Group based on SOFR futures. It is currently anticipated that Three-Month Term SOFR, for purposes of the subordinated notes, will be based on the CME Group’s forward-looking SOFR term rates with a tenor of three months. FRBNY started publishing SOFR in April 2018. FRBNY has also started publishing historical indicative SOFRs dating back to 2014, although such historical indicative data inherently involves assumptions, estimates and approximations. You should not rely on such historical indicative data or on any historical changes or trends in SOFR as an indicator of the future performance of SOFR.
SOFR may be more volatile than other benchmark or market rates.
Since the initial publication of SOFR, daily changes in the rate have, on occasion, been more volatile than daily changes in comparable benchmark or market rates, and SOFR over time may bear little or no relation to the historical actual or historical indicative data. In addition, the return on and value of the SOFR-linked subordinated notes may fluctuate more than floating rate securities that are linked to other rates.
Changes in SOFR could adversely affect the amount of interest that accrues on the subordinated notes and the trading prices for the subordinated notes.
Because SOFR is published by FRBNY based on data received from other sources, we have no control over its determination, calculation or publication. There can be no assurance that SOFR will not be discontinued or fundamentally altered in a manner that is materially adverse to the interests of investors in the subordinated notes. If the manner in which SOFR is calculated is changed, that change may result in a reduction in the amount of interest that accrues on the subordinated notes, which may adversely affect the trading prices of the subordinated notes. In addition, the interest rate on the subordinated notes for any day will not be adjusted for any modification or amendment to SOFR for that day that FRBNY may publish if the interest rate for that day has already been determined prior to such publication. Further, if the Benchmark rate on the subordinated notes during the floating rate period for any interest period declines to zero or becomes negative, interest will only accrue on the SOFR-linked subordinated notes at a rate equal to the spread of     % per annum with respect to that interest period. There is no assurance that changes in SOFR could not have a material adverse effect on the yield on, value of and market for the subordinated notes.
Any failure of SOFR to maintain market acceptance could adversely affect the subordinated notes.
SOFR was developed for use in certain U.S. dollar derivatives and other financial contracts as an alternative to the London Interbank Offered Rate, or LIBOR, in part because it is considered a representation of general funding conditions in the overnight U.S. Treasury repurchase agreement market. However, as a rate based on transactions secured by U.S. Treasury securities, SOFR does not measure bank-specific credit risk and, as a result, is less likely to correlate with the unsecured short-term funding costs of banks. This may mean that market participants would not consider SOFR a suitable replacement or successor for all of the purposes for which LIBOR historically has been used (including, without limitation, as a representation of the unsecured short-term funding costs of banks), which may, in turn, lessen market acceptance of SOFR. Any failure of SOFR to maintain wide market acceptance could adversely affect the return on and value of the subordinated notes and the price at which investors can sell the subordinated notes in the secondary market.
Any Benchmark Replacement may not be the economic equivalent of Three-Month Term SOFR.
Under the benchmark transition provisions of the subordinated notes, if the calculation agent determines that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Three-Month Term SOFR, then the interest rate on the subordinated notes during the floating rate period will be determined using the next-available Benchmark Replacement (which may include a related Benchmark Replacement Adjustment). However, the Benchmark Replacement may not be the economic equivalent of Three-Month Term SOFR. For example, Compounded SOFR, the first available Benchmark Replacement, is the compounded average of the daily SOFR calculated in arrears, while Three-Month Term SOFR is intended to be a forward-looking rate with a tenor of three months. In addition, very limited market precedent exists for securities that use Compounded SOFR as the rate basis, and the method for calculating Compounded SOFR in those precedents varies. Further, the ISDA Fallback Rate, which is another Benchmark Replacement, has not yet been established and may change over time.
The implementation of Benchmark Replacement Conforming Changes could adversely affect the amount of interest that accrues on the subordinated notes and the trading prices for the subordinated notes.
Under the benchmark transition provisions of the subordinated notes, if a particular Benchmark Replacement or Benchmark Replacement Adjustment cannot be determined, then the next-available Benchmark Replacement or Benchmark Replacement Adjustment will apply. These replacement rates and adjustments may be selected or formulated by (i) the Federal Reserve and/or the FRBNY, or a committee officially endorsed or convened by the Federal Reserve and/or the FRBNY or any successor thereto (the “Relevant Governmental Body”) (such as the ARRC), (ii) International Swaps and Derivatives Association, Inc. (“ISDA”), or any successor thereto or (iii) in certain circumstances, the calculation agent. In addition, the benchmark transition provisions expressly authorize the calculation agent to make certain changes, which are defined in the terms of the subordinated notes as “Benchmark Replacement Conforming Changes,” with respect to, among other things, the determination of interest periods, and the timing and frequency of determining rates and making payments of interest. The application of a Benchmark Replacement and Benchmark Replacement Adjustment, and any implementation of Benchmark Replacement Conforming Changes, could result in adverse consequences to the amount of interest that accrues on the subordinated notes during the floating rate period, which could adversely affect the return on, value of and market for the subordinated notes. Further, there is no assurance that the characteristics of any Benchmark Replacement will be similar to the then-current Benchmark that it is replacing, or that any Benchmark Replacement will produce the economic equivalent of the then-current Benchmark that it is replacing.
A change in the Benchmark may be treated as a significant modification of the subordinated notes for tax purposes, which could result in taxable gain or loss to holders.
If a term of the subordinated notes, such as the interest rate, is altered and the degree to which the subordinated notes are altered is economically significant, the subordinated notes will be treated as exchanged for the modified notes for federal tax purposes. A deemed exchange of the subordinated notes could result in gain or loss to the holders. Thus, if the Benchmark is replaced with a rate other than the Three-Month Term SOFR, such replacement could adversely affect the holders of the subordinated notes.
Because the subordinated notes may be redeemed at our option under certain circumstances prior to their maturity, you may be subject to reinvestment risk.
Subject to the prior approval of the Federal Reserve, to the extent that such approval is then required, we may redeem the subordinated notes at our option (i) in whole or in part beginning with the interest payment date of           , 2031, and on any interest payment date thereafter. In addition, at any time at which any subordinated notes remain outstanding, subject to the prior approval of the Federal Reserve, to the extent that such approval is then required, we may redeem the subordinated notes in whole but not in part upon the occurrence of (i) a “Tier 2 Capital Event,” (ii) a “Tax Event” or (iii) if we are required to register as an investment company pursuant to the 1940 Act. In the event that we redeem the subordinated notes, holders of the subordinated notes will receive only the principal amount of the subordinated notes plus any accrued and unpaid interest to, but excluding, such earlier redemption date. If any redemption occurs, holders of the subordinated notes will not have the opportunity to continue to accrue and be paid interest to the stated maturity date. Any such redemption may have the effect of reducing the income or return that you may receive on an investment in the subordinated notes by reducing the term of the investment. If this occurs, you may not be able to reinvest the proceeds at an interest rate comparable to the rate paid on the subordinated notes. See “Description of Subordinated Notes — Redemption.”

If we are in default on our obligations to pay our Senior Indebtedness, we will not be able to make payments on the subordinated notes.
Our obligations under the subordinated notes will be unsecured and will rank junior to the following, unless, by their terms, the obligation ranks equal with, or junior to, the subordinated notes:
•
any of our indebtedness for purchased or borrowed money, whether or not evidenced by securities, notes, debentures, bonds or other similar instruments issued by us, including obligations incurred in connection with the acquisition of property, assets or businesses;

•
any of our capital lease obligations;

•
any of our obligations issued or assumed as the deferred purchase price of property, our conditional sale obligations and our obligations under any conditional sale or title retention agreement, but excluding trade accounts payable in the ordinary course of business;

•
any of our obligations arising from off-balance sheet guarantees and direct credit substitutes, including obligations in respect of any letters of credit, bankers’ acceptance, security purchase facilities and similar credit transactions;

•
any of our obligations associated with derivative products, including obligations in respect of interest rate swap, cap or other agreements, interest rate future or options contracts, currency swap agreements, currency future or option contracts and other similar agreements;

•
any of the above listed types of obligations of other persons for the payment for which we are responsible or liable, directly or indirectly, as obligor, guarantor or otherwise;

•
any of the above listed types of obligations of other persons secured by any lien on any of our property or assets whether or not we assume that obligation; and

•
any deferrals, renewals or extensions of any of the above listed obligations.

If we default on payments under any of these obligations that are senior to the subordinated notes, or if any of these senior obligations are accelerated or any judicial proceeding with respect to a default is pending, we will not be able to make payments on the subordinated notes, unless we cure the default. If we liquidate, go bankrupt or dissolve, we would be able to pay under the subordinated notes only after we have paid in full all of our liabilities that are senior to the subordinated notes. As of September 30, 2025, we had no Senior Indebtedness on a consolidated basis. The Subordinated Indenture (as defined below) does not limit the amount of Senior Indebtedness that we may incur. For more information on the subordination of payments under the subordinated notes, see “Description of Subordinated Notes — Subordination.”
The subordinated notes are structurally subordinated to all indebtedness of our subsidiaries and creditors of our subsidiaries will have priority as to our subsidiaries’ assets.
The subordinated notes are not obligations of, or guaranteed by, any of our subsidiaries or any third party. As a result, our right and the rights of our creditors, including holders of the subordinated notes, to participate in any distribution of assets of any of our subsidiaries upon its liquidation, reorganization or otherwise would be subject to the prior claims of creditors of that subsidiary. For example, in the event of any such distribution of assets of our bank subsidiary, Old National Bank, the claims of depositors and other general or subordinated creditors of Old National Bank would be entitled to priority over the claims of ours or holders of the subordinated notes. Accordingly, the subordinated notes are structurally subordinated to all of the existing and future liabilities and obligations of our subsidiaries. In particular, claims on Old National Bank by creditors other than us include those by holders of our long-term debt and there are substantial obligations with respect to deposit liabilities and federal funds purchased, other short-term borrowings and various other financial obligations. As of September 30, 2025, Old National Bank had $61.2 billion of liabilities to which the subordinated notes will be structurally subordinated.
We are a holding company, and banking laws and regulations could limit our access to funds from Old National Bank with the result that we may not have access to sufficient cash to make payments on the subordinated notes.
As a holding company, our principal source of funds to service our debt, including the subordinated notes, is dividends from our subsidiaries. For the nine months ended September 30, 2025, our interest expense on our debt obligations was $12.7 million (holding company only).

Federal and state banking regulations limit dividends from Old National Bank to us. Generally, banks are prohibited from paying dividends when doing so would cause them to fall below regulatory minimum capital levels. Additionally, limits exist on banks paying dividends in excess of net income for specified periods. The total amount available for payment of dividends by Old National Bank was approximately $872.8 million at September 30, 2025, based on Old National Bank maintaining enough capital to be considered well capitalized and other regulatory restrictions on subsidiary bank dividend payments. Old National Bank paid dividends of $385.0 million to us in the year ended December 31, 2024 and $210.0 million during the nine months ended September 30, 2025. In addition, federal bank regulatory agencies have the authority to prohibit Old National Bank from engaging in unsafe or unsound practices in conducting their business. The payment of dividends or other transfers of funds to us, depending on the financial condition of Old National Bank, could be deemed an unsafe or unsound practice.
Dividend payments from Old National Bank would also be prohibited under the “prompt corrective action” regulations of federal bank regulators if Old National Bank is, or after payment of such dividends would be, undercapitalized under such regulations. In addition, Old National Bank is subject to restrictions under federal law that limit their ability to transfer funds or other items of value to us and our non-bank subsidiaries, including affiliates, whether in the form of loans and other extensions of credit, investments and asset purchases, or as other transactions involving the transfer of value. Unless an exemption applies, these transactions by Old National Bank with us are limited to 10% of Old National Bank’s capital stock and surplus and, with respect to all such transactions with affiliates in the aggregate, to 20% of Old National Bank’s capital stock and surplus. As of September 30, 2025, a maximum of approximately $637.9 million was available to us from Old National Bank pursuant to these limitations. Moreover, loans and extensions of credit by Old National Bank to its affiliates, including us, generally are required to be secured in specified amounts. A bank’s transactions with its non-bank affiliates also are required generally to be on arm’s-length terms. Accordingly, we can provide no assurance that we will receive dividends or other distributions from Old National Bank and our other subsidiaries in an amount sufficient to pay interest on or principal of the subordinated notes.
We intend for the subordinated notes to qualify as eligible long-term debt for purposes of the Federal Reserve’s Total Loss-Absorbing Capital Requirements, should they become applicable to us, which means Holders of the subordinated notes will have limited rights, including limited rights of acceleration, if there is an event of default.
Payment of principal on the subordinated notes may be accelerated only in the case of certain events of bankruptcy or insolvency involving us or Old National Bank. There is no automatic acceleration, or right of acceleration, in the case of default in the payment of principal of or interest on the subordinated notes, or in the performance of any of our other obligations under the subordinated notes or the Subordinated Indenture governing the subordinated notes. Our regulators can, in the event we or Old National Bank become subject to an enforcement action, prohibit Old National Bank from paying dividends to us, and prevent our payment of interest or principal on the subordinated notes and any dividends on our capital stock, but such limits will not permit acceleration of the subordinated notes. See “Description of the Subordinated Notes — Events of Default.”
Federal Reserve rules require that certain globally systemically important banks (“GSIBs”) maintain minimum levels of unsecured external long-term debt and other loss-absorbing capacity with specific terms (“eligible LTD”) for purposes of recapitalizing such GSIBs’ operating subsidiaries if such GSIBs were to enter into a resolution either:
•
in a bankruptcy proceeding under Chapter 11 of the U.S. Bankruptcy Code, or

•
in a receivership administered by the FDIC under Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010.

On August 29, 2023, the Federal banking agencies issued a notice of proposed rulemaking (the “LTD NPR”), proposing long-term debt requirements for Category II, III, and IV bank holding companies which, if adopted as proposed, would require covered bank holding companies to issue and maintain minimum amounts of eligible LTD that satisfies certain requirements similar to those established for GSIBs. The LTD NPR also proposed requiring minimum amounts of internal eligible LTD to be maintained by certain insured depository institutions (“IDIs”) that are not consolidated subsidiaries of U.S. GSIBs and that have at least $100 billion in consolidated assets, for purposes of absorbing losses or recapitalizing the IDI. While we are not currently a Category II, III, or IV bank holding company or subject to the eligible LTD requirements applicable to GSIBs, if final rules are adopted pursuant to the LTD NPR, we may become subject to the requirements of such rules at that time or in the future.
We intend to qualify the subordinated notes being offered hereby as eligible LTD for purposes of the Federal Reserve’s total loss-absorbing capacity rules as currently in effect and the final rules, if any, adopted pursuant to the LTD NPR. Because we do not and cannot know what final rules, if any, will be adopted pursuant to the LTD NPR, it is possible that the subordinated notes do not qualify as eligible LTD under any final rule. As a result, we may need to issue further debt that is designed to qualify as eligible LTD in the future.
Because we intend for the subordinated notes to qualify as eligible LTD for purposes of the Federal Reserve’s total loss-absorbing capacity rules, payment of principal on the subordinated notes may be accelerated only in the case of certain events of our bankruptcy or insolvency.
There is no automatic acceleration, or right of acceleration, in the case of default in the payment of principal of or interest on the subordinated notes, or in the performance of any of our other obligations under the subordinated notes or the indenture governing the subordinated notes. Our regulators can, in the event we or Old National Bank becomes subject to an enforcement action, prohibit Old National Bank from paying dividends to us, and prevent our payment of interest or principal on the subordinated notes and any dividends on our capital stock, but such limits will not permit acceleration of the subordinated notes. See “Description of the Subordinated Notes — Events of Default.”
Our indebtedness could adversely affect our financial results and prevent us from fulfilling our obligations under the subordinated notes.
In addition to our currently outstanding indebtedness and any additional indebtedness we may incur pursuant to this offering, we may be able to borrow substantial additional indebtedness, including senior debt, in the future. If new indebtedness is incurred in addition to our current debt levels, the related risks that we now face could increase.
Our indebtedness, including the indebtedness we may incur in the future, could have important consequences for the holders of the subordinated notes, including:
•
limiting our ability to satisfy our obligations with respect to the subordinated notes;

•
increasing our vulnerability to general adverse economic and industry conditions;

•
limiting our ability to obtain additional financing to fund future working capital, capital expenditures and other general corporate requirements;

•
requiring a substantial portion of our cash flow from operations for the payment of principal of, and interest on, our indebtedness and thereby reducing our ability to use our cash flow to fund working capital, capital expenditures and general corporate requirements;

•
limiting our flexibility in planning for, or reacting to, changes in our business and the industry; and

•
putting us at a disadvantage compared to competitors with less indebtedness.

The Subordinated Indenture does not limit the incurrence of additional indebtedness by us, including secured indebtedness, which would be effectively senior to the subordinated notes to the extent of the value of the collateral securing such indebtedness.
Our business operations may not generate the cash needed to service our indebtedness.
Our ability to make payments on our indebtedness, including the subordinated notes, and to fund planned capital expenditures will depend on our ability to generate cash in the future. We cannot assure you that our business will generate sufficient cash flow from operations or that future borrowings will be available to us in an amount sufficient to enable us to pay interest on and principal of our indebtedness, including the subordinated notes, or to fund our other liquidity needs.
The limited covenants relating to the subordinated notes do not protect you.
The covenants in the Subordinated Indenture governing the subordinated notes are limited. In addition, the subordinated notes and the Subordinated Indenture do not limit our or our subsidiaries’ ability to further issue additional subordinated notes, including additional notes of the same series as the subordinated notes, or to incur additional debt. As a result, the terms of the Subordinated Indenture do not protect you in the event of an adverse change in our financial condition or results of operations, and you should not consider the terms of the Subordinated Indenture to be a significant factor in evaluating whether we will be able to comply with our obligations under the subordinated notes.
In addition, we are not restricted under the Subordinated Indenture governing the subordinated notes from granting or incurring a lien on any of our assets, selling or otherwise disposing of any of our assets, paying dividends or issuing or repurchasing our securities including our regular quarterly dividend and any share repurchases pursuant to a share repurchase program. In addition, there are no financial covenants in the Subordinated Indenture governing the subordinated notes. Except as expressly provided in the Subordinated Indenture, you are not protected under the Subordinated Indenture governing the subordinated notes in the event of a highly leveraged transaction, reorganization, default under our existing indebtedness, restructuring, merger or similar transaction that may adversely affect you.
There may be no active market for the subordinated notes.
The subordinated notes are a new issuance of securities with no established trading market. We do not intend to apply for listing of the subordinated notes on any national securities exchange or for quotation of the subordinated notes on any automated dealer quotation system. The underwriters have advised us that they presently intend to make a market in the subordinated notes. However, it is under no obligation to do so and may discontinue any market making activities at any time without any notice. A liquid or active trading market for the subordinated notes may not develop. If an active trading market for the subordinated notes does not develop, you may not be able to sell the subordinated notes at prices that will provide you with a yield comparable to similar investments that have a developed secondary market, and may consequently suffer from increased pricing volatility and market risk. If the subordinated notes offered hereby are traded, they may trade at a discount from their initial offering price, depending on prevailing interest rates, the market for similar securities, our performance and other factors. You should also carefully consider how any potential inconsistencies between the adoption of reference rates based on SOFR across different markets may impact any hedging or other financial arrangements which you may put in place in connection with any acquisition, holding or disposal of the subordinated notes.
If a trading market for the subordinated notes develops, changes in the debt markets, among others, could adversely affect your ability to liquidate your investment in the subordinated notes and the market price of the subordinated notes.
Many factors could affect the trading market for, and the trading value of, the subordinated notes. These factors include: the method of calculating the principal, premium, if any, interest or other amounts payable, if any, on the subordinated notes; the time remaining to the maturity of the subordinated notes; the ranking of the subordinated notes; the redemption features of the subordinated notes; the outstanding amount of subordinated notes with terms identical to the subordinated notes offered hereby; the prevailing interest rates being paid by other companies similar to us; changes in U.S. interest rates; whether the ratings on the subordinated notes or us provided by any rating agency have changed; our financial condition, financial performance and future prospects; the level, direction and volatility of market interest rates generally; general economic conditions of the capital markets in the United States; and geopolitical conditions and other financial, political, regulatory, and judicial events that affect the capital markets generally. The condition of the financial markets and prevailing interest rates have fluctuated significantly in the past and are likely to fluctuate in the future. Such fluctuations could adversely affect the trading market (if any) for, and the market price of, the subordinated notes.

The subordinated notes are not insured or guaranteed by the FDIC, any other governmental agency or instrumentality, or any of our subsidiaries.
The subordinated notes are not savings accounts, deposits or other obligations of Old National Bank and are not insured by the FDIC or any other governmental agency or instrumentality, or public or private insurer. The subordinated notes are obligations of Old National only and are neither obligations of, nor guaranteed by, any of our subsidiaries.
Regulatory guidelines may restrict our ability to pay the principal of, and accrued and unpaid interest on, the subordinated notes, regardless of whether we are the subject of an insolvency proceeding.
As a bank holding company, our ability to pay the principal of, and interest on, the subordinated notes is subject to the rules and guidelines of the Federal Reserve regarding capital adequacy. We intend to treat the subordinated notes as “Tier 2 capital” under the Federal Reserve’s regulatory rules and guidelines. Pursuant to federal law and the Federal Reserve regulations, as a bank holding company, we are required to act as a source of financial and managerial strength to Old National Bank and commit resources to its support, including, without limitation, the guarantee of its capital plans if it is undercapitalized. Such support may be required at times when we may not otherwise be inclined or able to provide it. As a result of the foregoing, we may be unable to pay accrued interest on the subordinated notes on one or more of the scheduled interest payment dates, or at any other time, or the principal of the subordinated notes at the maturity of the subordinated notes.
If we were to be the subject of a bankruptcy proceeding under Chapter 11 of the U.S. Bankruptcy Code, then the bankruptcy trustee would be deemed to have assumed and would be required to cure, immediately any deficit under any commitment we have to any of the federal banking agencies to maintain the capital of Old National Bank, and any other insured depository institution for which we have such a responsibility, and any claim for breach of such obligation would generally have priority over most other unsecured claims.
Our published credit ratings may not reflect all risks of an investment in the subordinated notes. A downgrade in our credit ratings or the ratings of Old National Bank could have a material adverse impact on us.
The published credit ratings of us or our indebtedness are an assessment by rating agencies of our ability to pay our debts when due. These ratings are not recommendations to purchase, hold or sell the subordinated notes, inasmuch as the ratings do not comment as to market price or suitability for a particular investor, are limited in scope, and do not address all material risks relating to an investment in the subordinated notes, but rather reflect only the view of each rating agency at the time the rating is issued. The published credit ratings assigned to the subordinated notes may not reflect the potential impact of all risks related to structure and other factors on any trading market for, or trading value of, the subordinated notes. Accordingly, you should consult your own financial and legal advisors as to the risks entailed by an investment in the subordinated notes and the suitability of investing in the subordinated notes in light of your particular circumstances.
Rating agencies continuously evaluate us and our subsidiaries, and their ratings of our and Old National Bank’s long-term and short-term debt are based on a number of factors, including financial strength, as well as factors not entirely within our and Old National Bank’s control, such as conditions affecting the financial services industry generally. In light of these reviews and the continued focus on the financial services industry generally, we and Old National Bank may not be able to maintain our current credit ratings. Ratings downgrades by a rating agency could have a significant and immediate impact on our funding and liquidity through cash obligations, reduced funding capacity and collateral triggers. A reduction in our or Old National Bank’s credit ratings could also increase our and Old National Bank’s borrowing costs and limit access to the capital markets.
Downgrades in the credit or financial strength ratings assigned to the counterparties with whom we transact could create the perception that our financial condition will be adversely impacted as a result of potential future defaults by such counterparties. Additionally, we could be adversely affected by a general, negative perception of financial institutions caused by the downgrade of other financial institutions.

Accordingly, ratings downgrades for other financial institutions could affect the market price of our stock and could limit our access to or increase our cost of capital.
We will act as the initial calculation agent and may have economic interests adverse to the interests of the holders of the subordinated notes.
The calculation agent will determine the interest rate during the floating rate period. We will act as the initial calculation agent for the subordinated notes. Any exercise of discretion by us under the terms of the subordinated notes, including, without limitation, any discretion exercised by us acting as calculation agent, could present a conflict of interest. In making the required determinations, decisions and elections, we may have economic interests that are adverse to the interests of the holders of the subordinated notes, and those determinations, decisions or elections could have a material adverse effect on the yield on, value of and market for the subordinated notes. Any determination by us, as the calculation agent, will be final and binding absent manifest error.
The subordinated notes may be issued with original issue discount for U.S. federal income tax purposes.
The subordinated notes may be issued with OID for U.S. federal income tax purposes. In such case, holders subject to U.S. federal income taxation, whether on the cash or accrual method of tax accounting, generally would be required to include any amounts representing OID in gross income (as ordinary income) as the OID accrues on a constant yield to maturity basis, in advance of the receipt of cash payments to which such income is attributable. See “Certain U.S. Federal Income Tax Consequences.”

USE OF PROCEEDS
We expect to receive net proceeds from this offering of approximately $      million after deducting underwriting discounts and commissions and estimated offering expenses payable by us. We intend to use the net proceeds from this offering for general corporate purposes.

CAPITALIZATION
The following table sets forth our consolidated capitalization as of September 30, 2025 (i) on an actual basis and (ii) on an as-adjusted basis to give effect to the sale of $      million aggregate principal amount of subordinated notes offered hereby and the use of the proceeds therefrom, after deducting underwriting discounts and commissions and estimated offering expenses. You should read this table in conjunction with the more detailed information, including our consolidated financial statements and related notes, incorporated by reference in this prospectus supplement and accompanying prospectus.
	As of September 30, 2025
(in thousands, except share data)	Actual	As Adjusted
Cash and due from banks	$491,910	$
LIABILITIES AND SHAREHOLDERS’ EQUITY:
Total deposits	55,006,184		55,006,184
Federal funds purchased and interbank borrowings	1		1
Securities sold under agreements to repurchase	277,594		277,594
Federal Home Loan Bank advances	5,663,361		5,663,361
Other borrowings	825,425		825,425
Subordinated notes offered hereby
Accrued expenses and other liabilities	1,128,326		1,128,326
Total Liabilities	62,900,891
Shareholders’ Equity:
Preferred stock, 2,000 shares authorized; 231 shares issued and outstanding	230,500		230,500
Common stock, no par value, $1.00 per share stated value, 600,000 shares authorized and 390,768 shares issued and outstanding	390,768		390,768
Capital surplus	5,961,394		5,961,394
Retained earnings	2,251,000		2,251,000
Accumulated other comprehensive income (loss), net of tax	(524,391)		(524,391)
Total shareholders’ equity	8,309,271		8,309,271
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$71,210,162	$

DESCRIPTION OF SUBORDINATED NOTES
The following summary of the subordinated notes does not purport to be complete and is qualified in its entirety by the Subordinated Indenture (as defined below), including the definitions therein of certain terms. Unless otherwise specified, capitalized terms used in this summary have the meanings specified in the Subordinated Indenture. For purposes of this “Description of Subordinated Notes,” references to the “Company,” “Old National,” “we,” “our,” “us” and similar terms include only Old National Bancorp and not its consolidated subsidiaries.
General
The subordinated notes offered hereby will be issued under a subordinated indenture, dated as of the issue date as amended and supplemented by a first supplemental indenture, to be dated as of the issue date, between Old National and U.S. Bank Trust Company, National Association, as trustee, which together we refer to in this summary as the “Subordinated Indenture.”
The subordinated notes will be our general unsecured, subordinated obligations and will rank equal in right of payment and upon our liquidation with all of our future indebtedness the terms of which provide that such indebtedness ranks equally with the subordinated notes. The subordinated notes will rank junior in right of payment and upon our liquidation to any of our existing and all of our future Senior Indebtedness (as defined in the Subordinated Indenture and described below) to the extent and in the manner set forth in the Subordinated Indenture. In addition, the subordinated notes will be effectively subordinated to all of our secured indebtedness to the extent of the value of the assets securing such indebtedness. The subordinated notes will be structurally subordinated to all of the existing and future liabilities and obligations of our subsidiaries, including the deposit liabilities and claims of other creditors of our subsidiary bank, Old National Bank. See “— Subordination.” The subordinated notes will be obligations of Old National Bancorp only and will not be obligations of, and will not be guaranteed by, any of our subsidiaries. The subordinated notes are not deposits and are not insured by the FDIC or any other governmental agency.
The subordinated notes will mature on           , 2036, unless previously redeemed or otherwise accelerated. There is no sinking fund for the subordinated notes. We intend for the subordinated notes to qualify (subject to applicable limitations) as Tier 2 capital under applicable capital regulations, guidance, and interpretations of the Federal Reserve. Payment of principal on the subordinated notes may be accelerated only in the case of certain events of bankruptcy or insolvency. See “— Events of Default.”
Beginning with the interest payment date of           , 2031, and on any interest payment date thereafter, we may, at our option, subject to obtaining the prior approval of the Federal Reserve to the extent such approval is then required under the rules of the Federal Reserve (or, as and if applicable, the rules of any successor appropriate bank regulatory agency) (“Federal Reserve Approval”), redeem the subordinated notes, in whole or in part, at a price equal to 100% of the principal amount of the subordinated notes to be redeemed plus any accrued and unpaid interest to, but excluding, the redemption date. The subordinated notes may not be redeemed by us prior to           , 2031, except that we may, at our option, subject to Federal Reserve Approval, redeem the subordinated notes in whole, but not in part, prior to maturity, including prior to           , 2031, upon the occurrence of a “Tax Event” or a “Tier 2 Capital Event” (as such terms are defined in the Subordinated Indenture) or if we are required to register as an investment company pursuant to the 1940 Act, in each case, at a price equal to 100% of the principal amount of the subordinated notes to be redeemed plus any accrued and unpaid interest to, but excluding, the redemption date. Any partial redemption will be made in accordance with the applicable procedures of DTC. See “— Redemption.”
We do not intend to apply for the listing of the subordinated notes on any securities exchange or the quotation of the subordinated notes on any quotation system.
Additional Notes
The subordinated notes will initially be limited to an aggregate principal amount of $        . We may in the future from time to time, without notice to or consent of the holders of the subordinated notes, create and issue additional subordinated notes having the same terms and conditions as the subordinated notes offered by this prospectus supplement in all respects, except for any differences in the issue date and price and interest accrued prior to the issue date of the additional subordinated notes; provided, that no such additional subordinated notes may be issued unless they will be fungible for U.S. securities law purposes and (1) such additional subordinated notes are issued pursuant to a “qualified reopening” of the subordinated notes offered hereby for U.S. federal income tax purposes, or (2) such additional subordinated notes are, and the subordinated notes offered hereby were, issued without OID for U.S. federal income tax purposes; and provided, further, that the additional subordinated notes have the same CUSIP number as the subordinated notes offered hereby. The subordinated notes offered hereby and any additional subordinated notes would rank equally and ratably and would be treated as a single series for all purposes under the Subordinated Indenture. No additional subordinated notes may be issued if any event of default has occurred and is continuing with respect to the subordinated notes.
Interest
From and including the date of original issuance to, but excluding,           , 2031, or the date of earlier redemption (the “fixed rate period”), the subordinated notes will bear interest at an initial rate of    % per annum, payable semi-annually in arrears on           and           of each year (each, a “fixed rate interest payment date”), commencing on            , 2026. The last fixed rate interest payment date for the fixed rate period will be            , 2031, or the date of earlier redemption.
From and including            , 2031, to, but excluding, the Maturity Date or the date of earlier redemption (the “floating rate period”), the subordinated notes will bear interest at a floating rate per annum equal to the Benchmark rate (which is expected to be Three-Month Term SOFR) plus a spread of          basis points. For each quarterly interest period during the floating rate period, interest will be payable quarterly in arrears on            ,            ,           and           of each year (each, a “floating rate interest payment date” and, together with the fixed rate interest payment dates, the “interest payment dates”), commencing on            , 2031. Notwithstanding the foregoing, if the Benchmark rate is less than zero, the Benchmark rate shall be deemed to be zero.
For the purpose of calculating the interest on the subordinated notes for each interest period during the floating rate period when the Benchmark is Three-Month Term SOFR, “Three-Month Term SOFR” means the rate for Term SOFR for a tenor of three months that is published by the Term SOFR Administrator at the Reference Time for any floating rate period, as determined by the calculation agent after giving effect to the Three-Month Term SOFR Conventions. We will act as the initial calculation agent.
The following definitions apply to the foregoing definition of Three-Month Term SOFR:
“Benchmark” means, initially, Three-Month Term SOFR; provided, that if the calculation agent determines on or prior to the Reference Time for any floating rate interest period that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Three- Month Term SOFR or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement for such floating rate interest period and any subsequent floating rate interest periods.
“Corresponding Tenor” means (i) with respect to Term SOFR, three months, and (ii) with respect to a Benchmark Replacement, a tenor (including overnight) having approximately the same length (disregarding business day adjustment) as the applicable tenor for the then-current Benchmark.
“Federal Reserve Bank of New York’s Website” means the website of the FRBNY at http://www.newyorkfed.org, or any successor source. The foregoing Internet website is an inactive textual reference only, meaning that the information contained on the website is not part of this prospectus supplement or the accompanying prospectus or incorporated by reference herein or therein.
“Reference Time” with respect to any determination of the Benchmark means (1) if the Benchmark is Three-Month Term SOFR, the time determined by the calculation agent after giving effect to the Three-Month Term SOFR Conventions, and (2) if the Benchmark is not Three-Month Term SOFR, the time determined by the calculation agent after giving effect to the Benchmark Replacement Conforming Changes.
“Relevant Governmental Body” means the Federal Reserve and/or the FRBNY, or a committee officially endorsed or convened by the Federal Reserve and/or the FRBNY or any successor thereto.

“SOFR” means the secured overnight financing rate published by the Federal Reserve Bank of New York, as the administrator of the Benchmark (or any successor administrator), on the Federal Reserve Bank of New York’s Website.
“Term SOFR” means the forward-looking term rate for the applicable Corresponding Tenor based on SOFR as published by the Term SOFR Administrator.
“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of Three-Month Term SOFR selected by the calculation agent in its reasonable discretion).
“Three-Month Term SOFR Conventions” means any determination, decision or election with respect to any technical, administrative or operational matter (including with respect to the manner and timing of the publication of Three-Month Term SOFR, or changes to the definition of “interest period,” timing and frequency of determining Three-Month Term SOFR with respect to each interest period and making payments of interest, rounding of amounts or tenors, and other administrative matters) that the calculation agent determines may be appropriate to reflect the use of Three- Month Term SOFR as the Benchmark in a manner substantially consistent with market practice (or, if the calculation agent determines that adoption of any portion of such market practice is not administratively feasible or if the calculation agent determines that no market practice for the use of Three- Month Term SOFR exists, in such other manner as the calculation agent determines is reasonably necessary).
The terms “Benchmark Replacement,” “Benchmark Replacement Adjustment,” “Benchmark Replacement Conforming Changes,” “Benchmark Replacement Date” and “Benchmark Transition Event” have the meanings set forth below under the heading “— Effect of Benchmark Transition Event.”
Notwithstanding the foregoing paragraphs related to the determination of interest, if the calculation agent determines on or prior to the relevant Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date (each as defined below) have occurred with respect to Three-Month Term SOFR, then the provisions set forth below under the heading “— Effect of Benchmark Transition Event,” which we refer to as the “benchmark transition provisions,” will thereafter apply to all determinations of the interest rate on the subordinated notes for each interest period during the floating rate period. In accordance with the benchmark transition provisions, after a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, the interest rate on the subordinated notes for each interest period during the floating rate period will be an annual rate equal to the Benchmark Replacement plus           basis points.
Absent manifest error, the calculation agent’s determination of the interest rate for an interest period for the subordinated notes will be binding and conclusive on you, the trustee and us. The calculation agent’s determination of any interest rate, and its calculation of interest payments for any period, will be maintained on file at the calculation agent’s principal offices, will be made available to any holder of the subordinated notes promptly upon request and will be provided to the trustee.
Interest on the subordinated notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months during the fixed rate period and, during the floating rate period, on the basis of a 360-day year and the actual number of days elapsed. Dollar amounts resulting from that calculation will be rounded to the nearest cent, with one-half cent being rounded upward.
Interest on the subordinated notes, subject to certain exceptions, will accrue during the applicable interest period. When we use the term “interest period,” we mean the period from and including the immediately preceding interest payment date in respect of which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from and including the date of issuance of the subordinated notes to, but excluding, the applicable interest payment date or the Maturity Date or date of earlier redemption, if applicable. If a fixed rate interest payment date or the Maturity Date falls on a day that is not a business day, then the interest payment or the payment of principal and interest at maturity will be postponed to the next succeeding business day, but the payments made on such dates will be treated as being made on the date that the payment was first due and the holders of the subordinated notes will not be entitled to any further interest or other payments in respect thereof. However, if a floating rate interest payment date falls on a day that is not a business day, then such floating rate interest payment date will be postponed to the next succeeding business day unless such day falls in the next succeeding calendar month, in which case such floating rate interest payment date will be accelerated to the immediately preceding business day, and, in each such case, the amounts payable on such business day will include interest accrued to, but excluding, such business day.
Interest on each subordinated note will be payable to the person in whose name such subordinated note is registered on the fifteenth day immediately preceding the applicable interest payment date, whether or not such day is a business day. Any interest which is payable, but is not punctually paid or duly provided for, on any interest payment date shall cease to be payable to the holder on the relevant record date by virtue of having been a holder on such date, and such defaulted interest may be paid by us to the person in whose name the subordinated notes are registered at the close of business on a special record date for the payment of defaulted interest. However, interest that is paid on the Maturity Date will be paid to the person to whom the principal is payable. Interest will be payable by wire transfer in immediately available funds in U.S. dollars to DTC or its nominee or, at our option in the event the subordinated notes are not represented by global notes, by check mailed to the address of the person specified for payment in the preceding sentences.
If any of the foregoing provisions concerning the calculation of the interest rate and interest payments during the floating rate period are inconsistent with any of the Three-Month Term SOFR Conventions determined by the calculation agent, then the relevant Three-Month Term SOFR Conventions will apply. Furthermore, if the calculation agent determines that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Three-Month Term SOFR at any time when any of the subordinated notes are outstanding, then the foregoing provisions concerning the calculation of the interest rate and interest payments during the floating rate period will be modified in accordance with the benchmark transition provisions.
When we refer to a “business day” with respect to the subordinated notes, we mean any day, other than a Saturday or Sunday, that is neither a federal holiday nor a day on which banking institutions in Evansville, Indiana or New York City or any place of payment are authorized or required by law, regulation or executive order to close; provided, that, when used in connection with an amount that bears interest at a rate based on SOFR or Term SOFR or any direct or indirect calculation or determination of SOFR or Term SOFR, the term “business day” means any such day that is also a U.S. Government Securities Business Day. “U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.
Ranking
The subordinated notes will be our general unsecured, subordinated obligations. The subordinated notes will not be guaranteed by any of our subsidiaries, including Old National Bank, which is our principal subsidiary. The subordinated notes will rank:
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junior in right of payment and upon our liquidation to any of our existing and all of our future Senior Indebtedness (as defined in the Subordinated Indenture and described below);

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equal in right of payment and upon our liquidation with all of our future indebtedness the terms of which provide that such indebtedness ranks equally with the subordinated notes;

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senior in right of payment and upon our liquidation to any of our existing and future indebtedness the terms of which provide that such indebtedness ranks junior in right of payment to the subordinated notes, including our obligations relating to any junior subordinated debt securities issued to our capital trust subsidiaries;

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effectively subordinated to all of our secured indebtedness to the extent of the value of the assets securing such indebtedness; and

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structurally subordinated to any existing and future indebtedness of our subsidiaries, including, without limitation, Old National Bank’s depositors, liabilities to general creditors, and liabilities arising in the ordinary course of business or otherwise, which means that such creditors generally will be paid from those subsidiaries’ assets before holders of the subordinated notes would have any claims to those assets.
Subordination
The subordinated notes are junior in right of payment to the prior payment in full of all our Senior Indebtedness. This means that, under certain circumstances where we may not be making payments on all of our debt obligations as they become due, the holders of all of our Senior Indebtedness will be entitled to receive payment in full of all amounts that are due or will become due on their debt securities before the holders of the subordinated notes will be entitled to receive any amounts under the subordinated notes.
The Subordinated Indenture does not restrict us or any of our subsidiaries in any way now or in the future from incurring any debt, whether Senior Indebtedness, secured debt or indebtedness that would be pari passu with or subordinate to the subordinated notes.
The Subordinated Indenture provides that, unless all principal of and any premium or interest on Senior Indebtedness has been paid in full, no payment or other distribution may be made in respect of any subordinated notes under the following circumstances:
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in the event of any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization, arrangement or other similar proceedings in connection therewith, relative to us or our property, or any proceedings for voluntary liquidation, dissolution or other winding-up of the Company, whether or not involving insolvency or bankruptcy;

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in the event and during the continuation of any default with respect to any Senior Indebtedness permitting the holders of such Senior Indebtedness to accelerate the maturity thereof and notice of such default has been given to us and the trustee or judicial proceedings are pending in respect of such default; or

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in the event that any subordinated notes have been declared due and payable before their stated maturity as a result of certain events of default set forth in the Subordinated Indenture.

If the trustee or any holders of subordinated notes receives any payment or distribution that is prohibited under the subordination provisions, such payment or distribution shall be held in trust for and so paid and delivered to the holders of Senior Indebtedness (or their duly authorized representatives) until all Senior Indebtedness shall have been paid in full.
Even if the subordination provisions prevent us from making any payment when due on the subordinated notes, we will be in default on our obligations under the subordinated notes if we do not make the payment when due. This means that the trustee and the holders of subordinated notes can take action against us, but they will not receive any money until the claims of the holders of Senior Indebtedness have been fully satisfied.
The Subordinated Indenture defines “Senior Indebtedness” as:
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the principal and any premium or interest for money borrowed or purchased by us, including, but not limited to, indebtedness evidenced by bonds, debentures, notes or similar instruments;

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obligations arising from off-balance sheet guarantees and direct credit substitutes;

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reimbursement obligations with respect to letters of credit, bankers’ acceptances or similar facilities;

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obligations issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business);

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capital lease obligations;

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obligations associated with derivative products, including, but not limited to, securities contracts, foreign currency exchange contracts, swap agreements (including interest rate and foreign exchange rate swap agreements), cap agreements, floor agreements, collar agreements, interest rate agreements, foreign exchange rate agreements, options, commodity futures contracts, commodity option contracts and similar financial instruments;

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obligations of others described in the preceding clauses that we have guaranteed or for which we are otherwise liable or that are secured by any lien on any of our property or assets; and

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any of our obligations to our general creditors,

unless, in any case in the instrument creating or evidencing any such indebtedness or obligation, or pursuant to which the same is outstanding, it is provided that such indebtedness or obligation is not superior in right of payment to the subordinated notes or to other debt that is pari passu with or subordinate to the subordinated notes.
Senior Indebtedness does not include:
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trade accounts payable arising in the ordinary course of business, which will rank equally in right of payment and upon liquidation with the subordinated notes;

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any debt of ours which when incurred and without respect to any election under Section 1111(b) of the United States Bankruptcy Code of 1978, as amended, was without recourse to us;

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any debt to any employee of ours;

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any other debt securities issued pursuant to the Subordinated Indenture (except if such debt securities are not, or no longer are, subject to the subordination provision of such indenture); or

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any debt that expressly states that it is junior to, or ranks equally in right of payment with, the subordinated notes.

We are a financial holding company and substantially all of our assets are held by our direct and indirect subsidiaries. We rely on dividends and other payments or distributions from our subsidiaries to pay the interest on our debt obligations (such as the subordinated notes offered hereby), which interest expense was $14.9 million for the year ended December 31, 2024 and $12.7 million for the nine months ended September 30, 2025 (holding company only). Federal and state bank regulations impose certain restrictions on the ability of our bank subsidiaries to pay dividends directly or indirectly to us, to make any extensions of credit to us or certain of our affiliates and to invest in our stock or securities. These regulations also prevent us from borrowing from our bank subsidiaries unless the loans are secured by collateral. Accordingly, we may not have access to sufficient cash to make payments on the subordinated notes. See “Risk Factors.”
Because we are a holding company, our rights and the rights of our creditors, including holders of the subordinated notes, to participate in any distribution of assets of any of our subsidiaries upon the liquidation, reorganization, dissolution or winding up of any of our subsidiaries will be structurally subordinated to all existing and future liabilities of such subsidiary and, as such, would be subject to the prior claims of the creditors of such subsidiary (except to the extent that we are a creditor with a recognized claim). In the event of any such distribution of assets of Old National Bank due in part to its status as an insured depository institution, the claims of its depositors and other general or subordinated creditors would be entitled to priority over claims of its shareholders, including us as its parent holding company and any creditor of ours, such as holders of the subordinated notes.
As of September 30, 2025, we had no Senior Indebtedness outstanding on a consolidated basis, and Old National Bank had $61.2 billion of liabilities to which the subordinated notes will be structurally subordinated.
No Additional Amounts
In the event that any payment on the subordinated notes is subject to withholding of any U.S. federal income tax or other tax or assessment (whether as a result of a change in law or otherwise), we will not pay additional amounts with respect to such tax or assessment. For a discussion relating to certain U.S. federal income tax consequences of the ownership and disposition of the subordinated notes, see “Certain U.S. Federal Income Tax Consequences.”
Redemption
The subordinated notes are not subject to redemption or prepayment at the option of the holders thereof.

We may, at our option, beginning with the interest payment date of            , 2031, but not prior thereto (except upon the occurrence of certain events specified below), and on any interest payment date thereafter, redeem the subordinated notes, in whole or in part, from time to time, subject to obtaining the Federal Reserve Approval, at a price equal to 100% of the principal amount of the subordinated notes being redeemed plus accrued and unpaid interest to, but excluding, the date of redemption.
In addition, we may, at our option, redeem the subordinated notes, in whole, but not in part, subject to obtaining the Federal Reserve Approval, at a redemption price equal to 100% of the principal amount of the subordinated notes being redeemed plus accrued and unpaid interest to, but excluding, the date of redemption, at any time, including before            , 2031, upon the occurrence of:
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a “Tax Event,” defined in the Subordinated Indenture to mean the receipt by us of an opinion of independent tax counsel to the effect that as a result of (a) an amendment to or change (including any announced prospective amendment or change) in any law or treaty, or any regulation thereunder, of the United States or any of its political subdivisions or taxing authorities; (b) a judicial decision, administrative action, official administrative pronouncement, ruling, regulatory procedure, regulation, notice or announcement, including any notice or announcement of intent to adopt or promulgate any ruling, regulatory procedure or regulation (any of the foregoing, an “administrative or judicial action”); or (c) an amendment to or change in any official position with respect to, or any interpretation of, an administrative or judicial action or a law or regulation of the United States that differs from the which pronouncement, or decision or challenge is announced on or after the original issue date of the subordinated notes, there is more than an insubstantial increase in the risk that interest payable by us on the subordinated notes is not, or, within 90 days of the date of such opinion, will not be, deductible by us, in whole or in part, for United States federal income tax purposes;

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a “Tier 2 Capital Event,” defined in the Subordinated Indenture to mean our good faith determination that, as a result of (a) any amendment to, or change in, the laws, rules or regulations of the United States (including, for the avoidance of doubt, any agency or instrumentality of the United States, including the Federal Reserve and other federal bank regulatory agencies) or any political subdivision of or in the United States that is enacted or becomes effective after the original issue date of the subordinated notes; (b) any proposed change in those laws, rules or regulations that is announced or becomes effective after the original issue date of the subordinated notes; or (c) any official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws, rules, regulations, policies or guidelines with respect thereto that is announced after the original issue date of the subordinated notes, there is more than an insubstantial risk that we will not be entitled to treat the subordinated notes then outstanding as “Tier 2 Capital” (or its equivalent) for purposes of the capital adequacy rules or regulations of the Federal Reserve (or, as and if applicable, the capital adequacy rules or regulations of any successor appropriate federal banking agency) as then in effect and applicable to us, for so long as any subordinated notes are outstanding; or

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the Company becoming required to register as an investment company pursuant to the 1940 Act. The subordinated notes may not otherwise be redeemed prior to the Maturity Date.

In the event of any redemption of the subordinated notes, we will deliver or cause to be delivered a notice of redemption (which notice may be conditional in our discretion on one or more conditions precedent, and the redemption date may be delayed until such time as any or all of such conditions have been satisfied or revoked by us if we determine that such conditions will not be satisfied) to each holder of subordinated notes not less than 10 nor more than 60 days prior to the redemption date. We will provide written notice to the trustee prior to the close of business two Business Days prior to the redemption date (or such shorter period as may be acceptable to the trustee) if any such redemption has been rescinded or delayed, and upon receipt the trustee will provide such notice to each holder of the notes in the same manner in which the notice of redemption was given.
Any partial redemption will be made in accordance with DTC’s applicable procedures among all of the holders of the subordinated notes. If any subordinated note is to be redeemed in part only, the notice of redemption relating to such subordinated note shall state the portion of the principal amount thereof to be redeemed. A replacement subordinated note in principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon cancellation of the original note. The subordinated notes are not subject to redemption or prepayment at the option of the holders.
Events of Default
Under the Subordinated Indenture, an event of default permitting acceleration of the maturity of the subordinated notes will occur with respect to the subordinated notes only upon the Company’s bankruptcy, insolvency, liquidation, receivership or similar event. If an event of default permitting acceleration of the maturity of the subordinated notes occurs and is continuing, either the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding subordinated notes may declare the principal amount and interest to be due and payable immediately. The foregoing provision would, in the event of the bankruptcy or insolvency involving the Company, be subject as to enforcement to the broad equity powers of a federal bankruptcy court and to the determination by that court of the nature and status of the payment claims of the holders of the subordinated notes.
If we default in our obligation to pay any interest on the subordinated notes when due and payable and such default continues for a period of 30 days, or if we default in our obligation to pay the principal amount due upon maturity, and such default continues for a period of 30 days, or if we breach any covenant or agreement contained in the Subordinated Indenture and such breach continues for a period of 90 days after the date on which written notice specifying such failure and requiring us to remedy the same shall have been given to us, then the trustee may, subject to certain limitations and conditions, seek to enforce its rights and the rights of the holders of subordinated notes of the performance of any covenant or agreement in the Subordinated Indenture. The trustee and holders of the subordinated notes may not accelerate the maturity of the subordinated notes, except upon the Company’s bankruptcy, insolvency, liquidation, receivership or similar event.
The Subordinated Indenture also provides that the holders of not less than a majority in principal amount of the subordinated notes may waive any past default with respect to the subordinated notes and its consequences, except a default consisting of:
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our failure to pay the principal of or interest on the subordinated notes; or

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a default relating to a covenant or provision contained in the Subordinated Indenture that cannot be modified or amended without the consent of the holders of each outstanding subordinated note.

The Subordinated Indenture contains a provision entitling the trustee to be indemnified by the holders of any outstanding subordinated notes before proceeding to exercise any right or power under the Subordinated Indenture at the holders’ request or direction. The holders of a majority in principal amount of outstanding subordinated notes of a series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or other power conferred on the trustee, with respect to the subordinated notes of that series. However, the trustee may refuse to follow any direction which is in conflict with any law or the Subordinated Indenture, which may involve the trustee in personal liability or which may be unduly prejudicial to the holders of the subordinated notes not joining in the direction (it being understood that the trustee does not have an affirmative duty to ascertain whether or not any such directions are unduly prejudicial to such holders).
The Subordinated Indenture provides that no holder of the subordinated notes will have any right to institute any proceeding, judicial or otherwise, with respect to the Subordinated Indenture or a subordinated note, or for the appointment of a receiver or trustee, or for any other remedy under the Subordinated Indenture, unless:
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such holder has previously given written notice to the trustee of a continuing event of default with respect to the subordinated notes;

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the holders of not less than 25% in principal amount of the outstanding subordinated notes shall have made written request to the trustee to institute proceedings in respect of such event of default in its own name as trustee under the Subordinated Indenture;

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such holder or holders have offered security or indemnity satisfactory to the trustee against the costs, expenses and liabilities to be incurred in compliance with such request;

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the trustee for 60 days after its receipt of such notice, request and offer of security or indemnity has failed to institute any such proceeding; and

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no direction inconsistent with such written request has been given to the trustee during such 60-day period by the holders of a majority in principal amount of the outstanding subordinated notes of such series.

These limitations do not apply to a suit instituted by a holder of subordinated notes for the enforcement of payment of the principal of or interest on the subordinated notes on or after the maturity date.
Modification
Except as set forth below, modification and amendment of the Subordinated Indenture as applicable to the subordinated notes may be made only with the consent of the holders of not less than a majority in principal amount of the subordinated notes and all other series of debt securities issued under the Subordinated Indenture and affected by such modification or amendment (voting as one class).
No modification or amendment of the Subordinated Indenture as applicable to the subordinated notes may, without the consent of each holder affected thereby, do any of the following:
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change the stated maturity or due date of the principal of or interest payable on the subordinated notes or change any place of payment where or the currency in which such principal and interest is payable;

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reduce the principal amount of or the rate or amount of interest on the subordinated notes;

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impair the right to institute suit for the enforcement of any payment on or with respect to the subordinated notes;

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reduce the percentage of the holders of the subordinated notes necessary (1) to modify or amend the Subordinated Indenture, or (2) to waive compliance with certain provisions thereof or certain defaults and consequences thereunder;

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modify any of the provisions with respect to the subordination of the subordinated notes of any series in a manner adverse to the holders or adverse to the capital treatment of the subordinated notes, except to clarify ambiguities or to meet regulatory requirements and treatment of the subordinated notes as Tier 2 capital; and

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modify or affect in any manner adverse to the holders the terms and conditions of our obligation in respect of the due and punctual payment of the principal of or interest on the subordinated notes.

We and the trustee may modify or amend the Subordinated Indenture as applicable to the subordinated notes, without the consent of any holder of the subordinated notes, for any of the following purposes:
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to evidence the succession of another person to us as obligor under the Subordinated Indenture;

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to evidence and provide for the acceptance or appointment of a successor trustee with respect to the subordinated notes or facilitate the administration of the trusts under the Subordinated Indenture by more than one trustee;

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to add to the covenants for the benefit of the holders of the subordinated notes or to surrender any right or power conferred upon us in the Subordinated Indenture; provided, that such action shall not adversely affect the interests of the holders of the subordinated notes as determined in good faith by us and evidenced by an officer’s certificate;

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to add or eliminate additional events of default;

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to cure any ambiguity, defect or inconsistency in the Subordinated Indenture; provided, that such action shall not adversely affect the interests of the holders of the subordinated notes in any material respect as determined in good faith by us and evidenced by an officer’s certificate;

•
to secure the subordinated notes or add obligors;

•
to establish the form of any securities and to provide for the issuance of any series of securities under the Subordinated Indenture and to set forth the terms thereof;

•
to provide for additional notes;

•
to provide for the issuance of subordinated notes in uncertificated form in place of certificated subordinated notes;

•
to qualify or maintain qualification of the Subordinated Indenture under the Trust Indenture Act; or

•
to comply with the rules and regulations of any securities exchange or automated quotation system on which the subordinated notes may be listed or traded.

No modification or amendment of the Subordinated Indenture that adversely affects the superior position of any holder of senior indebtedness will be effective against any such holder of senior indebtedness unless such holder of senior indebtedness will have consented to such modification or amendment in writing.
Merger, Consolidation or Sale of Assets
We may consolidate with or merge into any other corporation, or convey or transfer our properties and assets substantially as an entirety to any person or entity without the consent of the holders of the subordinated notes; provided, that:
•
the corporation formed by such consolidation or into which we are merged or the person or entity which acquires by conveyance or transfer our properties and assets substantially as an entirety is a corporation organized and existing under the laws of the United States or any state or the District of Columbia, and expressly assumes, by supplemental indenture, the due and punctual payment of the principal of and interest on all of the outstanding subordinated notes and the due and punctual performance and observance of all of the covenants and conditions to be performed by us contained in the Subordinated Indenture;

•
immediately after giving effect to the transaction, no event of default or default under the Subordinated Indenture, and no event which, after notice or the lapse of time or both, would become an event of default or a default, shall have occurred and be continuing; and

•
we and the corporation formed by such consolidation or into which we are merged or the person or entity which acquires by conveyance or transfer our properties and assets substantially as an entirety delivers to the trustee an officer’s certificate and an opinion of counsel stating that the consolidation, merger, conveyance or transfer complies with the relevant provisions of the Subordinated Indenture and constitutes the legal, valid and binding obligation of us and such corporation, person or entity.

Upon any such consolidation or merger, or conveyance or transfer, the successor corporation formed, or into which we are merged or to which such conveyance or transfer is made, shall succeed to, and be substituted for, us under the Subordinated Indenture, as supplemented.
This covenant would not apply to any recapitalization transaction, change of control of us or a transaction in which we incur a large amount of additional debt unless the transaction or change of control included a merger or consolidation or transfer of all or substantially all of our assets. There are no covenants or other provisions in the Subordinated Indenture providing for a put option or increased interest or that would otherwise afford holders of the subordinated notes additional protection in the event of a recapitalization transaction, a change of control of us or a transaction in which we incur or acquire a large amount of additional debt.
Although there is a limited body of case law interpreting the phrase “substantially as an entirety” and similar phrases, there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances, there may be a degree of uncertainty as to whether a particular transaction would involve the property or assets of a person “substantially as an entirety.”

Satisfaction and Discharge
The Subordinated Indenture provides that when, among other things, all subordinated notes not previously delivered to the trustee for cancellation:
•
have become due and payable, or

•
will become due and payable at their stated maturity within one year, or

•
are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee,

and we deposit or cause to be deposited with the trustee as trust funds in trust for such purpose money, in an amount sufficient to pay and discharge the entire indebtedness on the subordinated notes not previously delivered to the trustee for cancellation, for the principal and any premium and interest to the date of such deposit (in the case of subordinated notes which have become due and payable) or to the Maturity Date or the date of redemption, as the case may be; then, upon our request, the Subordinated Indenture will cease to be of further effect, and we will be deemed to have satisfied and discharged the Subordinated Indenture with respect to the subordinated notes.
Defeasance
Our obligations will be deemed to have been paid and discharged if the following applicable conditions have been satisfied:
•
we have irrevocably deposited in trust with the trustee money or U.S. government obligations sufficient to pay and discharge the entire indebtedness on all outstanding subordinated notes for principal and interest to the Maturity Date or the date of redemption;

•
we have paid or caused to be paid all other sums payable under the Subordinated Indenture with respect to the subordinated notes;

•
we have delivered to the trustee, an officer’s certificate stating that no event of default or event which with notice or lapse of time or both would become an event of default with respect to the subordinated notes will have occurred;

•
we have delivered to the trustee, an officer’s certificate and opinion of counsel stating that all conditions precedent relating to the satisfaction and discharge of the subordinated notes have been complied with;

•
we have delivered to the trustee a ruling from the Internal Revenue Service or an opinion of counsel to the effect that holders of the subordinated notes will not recognize income, gain or loss for United States federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to United States federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred; and

•
if the subordinated notes are then listed on the New York Stock Exchange, we have delivered to the trustee an opinion of counsel to the effect that the subordinated notes will not be delisted as a result of the defeasance.

Any defeasance of the subordinated notes pursuant to the Subordinated Indenture will be subject to our obtaining the prior approval of the Federal Reserve and any additional requirements that the Federal Reserve may impose with respect to defeasance of the subordinated notes. Notwithstanding the foregoing, if, due to a change in law, regulation or policy subsequent to the issue date of the subordinated notes the Federal Reserve does not require that defeasance of instruments be subject to Federal Reserve approval in order for the instrument to be accorded Tier 2 capital treatment, then no such approval of the Federal Reserve will be required for such defeasance.
Effect of Benchmark Transition Event
Benchmark Replacement.   If the calculation agent determines that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred on or prior to the Reference Time in respect of any interest period during the floating rate period, then the Benchmark Replacement will replace the then-current Benchmark for all purposes relating to the subordinated notes during such interest period and all subsequent interest periods.
Benchmark Replacement Conforming Changes.   In connection with the implementation of a Benchmark Replacement, the calculation agent will have the right to make Benchmark Replacement Conforming Changes from time to time.
Certain Defined Terms.   As used herein:
“Benchmark Replacement” means the Interpolated Benchmark with respect to the then-current Benchmark, plus the Benchmark Replacement Adjustment for such Benchmark; provided, that if (a) the calculation agent cannot determine the Interpolated Benchmark as of the Benchmark Replacement Date or (b) the then-current Benchmark is Three-Month Term SOFR and a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Three-Month Term SOFR (in which event no Interpolated Benchmark with respect to Three-Month Term SOFR shall be determined), then
“Benchmark Replacement” means the first alternative set forth in the order below that can be determined by the calculation agent as of the Benchmark Replacement Date:
(1)
Compounded SOFR;

(2)
the sum of:   (a) the alternate rate that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark for the applicable Corresponding Tenor and (b) the Benchmark Replacement Adjustment;

(3)
the sum of:   (a) the ISDA Fallback Rate, and (b) the Benchmark Replacement Adjustment; and

(4)
the sum of:   (a) the alternate rate that has been selected by the calculation agent as the replacement for the then-current Benchmark for the applicable Corresponding Tenor, giving due consideration to any industry-accepted rate as a replacement for the then-current Benchmark for U.S. dollar-denominated floating rate securities at such time, and (b) the Benchmark Replacement Adjustment.

“Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by the calculation agent as of the Benchmark Replacement Date:
(1)
the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero), that has been selected or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement;

(2)
if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, then the ISDA Fallback Adjustment; and

(3)
the spread adjustment (which may be a positive or negative value or zero) that has been selected by the calculation agent, giving due consideration to any industry-accepted spread adjustment or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated floating rate securities at such time.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “interest period,” timing and frequency of determining rates with respect to each interest period and making payments of interest, rounding of amounts or tenors, and other administrative matters) that the calculation agent determines may be appropriate to reflect the adoption of such Benchmark Replacement in a manner substantially consistent with market practice (or, if the calculation agent determines that adoption of any portion of such market practice is not administratively feasible or if the calculation agent determines that no market practice for use of the Benchmark Replacement exists, in such other manner as the calculation agent determines is reasonably necessary).

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:
(1)
in the case of clause (1) of the definition of “Benchmark Transition Event,” the relevant Reference Time in respect of any determination;

(2)
in the case of clause (2) or (3) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark; or

(3)
in the case of clause (4) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

If the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination.
“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:
(1)
if the Benchmark is Three-Month Term SOFR, we determine that the use of a forward-looking rate for a tenor of three months based on SOFR is not administratively feasible;

(2)
a public statement or publication of information by or on behalf of the administrator of the Benchmark announcing that such administrator has ceased or will cease to provide the Benchmark, permanently or indefinitely; provided, that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark;

(3)
a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark, the central bank for the currency of the Benchmark, an insolvency official with jurisdiction over the administrator for the Benchmark, a resolution authority with jurisdiction over the administrator for the Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark, which states that the administrator of the Benchmark has ceased or will cease to provide the Benchmark permanently or indefinitely; provided, that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark; or

(4)
a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative.

“Compounded SOFR” means the compounded average of SOFRs for the applicable Corresponding Tenor, with the rate, or methodology for this rate, and conventions for this rate (which will be compounded in arrears with a lookback and/or suspension period as a mechanism to determine the interest amount payable prior to the end of each interest period) being established by the calculation agent in accordance with:
(1)
the rate, or methodology for this rate, and conventions for this rate selected or recommended by the Relevant Governmental Body for determining compounded SOFR; provided, that:

(2)
if, and to the extent that, the calculation agent determines that Compounded SOFR cannot be determined in accordance with clause (1) above, then the rate, or methodology for this rate, and conventions for this rate that have been selected by the calculation agent giving due consideration to any industry-accepted market practice for U.S. dollar-denominated floating rate securities at such time.

For the avoidance of doubt, the calculation of Compounded SOFR shall exclude the Benchmark Replacement Adjustment and the spread of        basis points per annum.
“Interpolated Benchmark” with respect to the Benchmark means the rate determined by the calculation agent for the Corresponding Tenor by interpolating on a linear basis between: (1) the Benchmark for the longest period (for which the Benchmark is available) that is shorter than the Corresponding Tenor, and (2) the Benchmark for the shortest period (for which the Benchmark is available) that is longer than the Corresponding Tenor.
“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time.
“ISDA Fallback Adjustment” means the spread adjustment (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark for the applicable tenor.
“ISDA Fallback Rate” means the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment.
“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.
The terms “Reference Time,” “Relevant Governmental Body,” “SOFR” and “Term SOFR” have the meanings set forth above under the heading “— Interest.”
Determinations and Decisions
We and the calculation agent are expressly authorized to make certain determinations, decisions and elections under the terms of the subordinated notes, including with respect to the use of Three-Month Term SOFR as the Benchmark for the floating rate period and under the benchmark transition provisions. Any determination, decision or election that may be made by us or by the calculation agent under the terms of the subordinated notes, including any determination with respect to the use of Three-Month Term SOFR as the Benchmark for the Floating Rate Period, any determination under the benchmark transition provisions, any determination of a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection:
•
will be conclusive and binding on the holders of the subordinated notes and the trustee absent manifest error;

•
if made by us as calculation agent, will be made in our sole discretion;

•
if made by a calculation agent other than us, will be made after consultation with us, and the calculation agent will not make any such determination, decision or election to which we reasonably object; and

•
notwithstanding anything to the contrary in the Subordinated Indenture, shall become effective without consent from the holders of the subordinated notes, the trustee or any other party.

Form, Denomination, Transfer, Exchange and Book-Entry Procedures
The subordinated notes offered hereby will be issued only in fully registered form, without interest coupons, and in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof.
The subordinated notes offered hereby will be evidenced by a global note which will be deposited with, or on behalf of, DTC, or any successor thereto, and registered in the name of Cede & Co., or Cede, as nominee of DTC. Except as set forth below, record ownership of the global note may be transferred, in whole or in part, only to another nominee of DTC or to a successor of DTC or its nominee.
The global note will not be registered in the name of any person, or exchanged for subordinated notes that are registered in the name of any person, other than DTC or its nominee, unless one of the following occurs:
•
DTC notifies us that it is unwilling or unable to continue acting as the depositary for the global note, or DTC has ceased to be a clearing agency registered under the Exchange Act, and in either case we fail to appoint a successor depositary; or

•
an event of default with respect to the subordinated notes represented by the global note has occurred and is continuing.

In those circumstances, DTC will determine in whose names any securities issued in exchange for the global note will be registered. Any such subordinated notes in certificated form will be issued in minimum denominations of $1,000 and multiples of $1,000 in excess thereof and may be transferred or exchanged only in such minimum denominations. In connection with any proposed exchange of a global note for a certificated note, there shall be provided to the trustee all information necessary to allow the trustee to comply with any applicable tax reporting obligations, including, without limitation, any cost basis reporting obligations under Internal Revenue Code Section 6045. The trustee may rely on information provided to it and shall have no responsibility to verify or ensure the accuracy of such information.
DTC or its nominee will be considered the sole owner and holder of the global note for all purposes, and as a result:
•
you cannot get subordinated notes registered in your name if they are represented by the global note;

•
you cannot receive certificated (physical) notes in exchange for your beneficial interest in the global note;

•
you will not be considered to be the owner or holder of the global note or any note it represents for any purpose, including notices; and

•
all payments on the global note will be made to DTC or its nominee.

The laws of some jurisdictions require that certain kinds of purchasers (for example, certain insurance companies) can only own securities in definitive (certificated) form. These laws may limit your ability to transfer your beneficial interests in the global note to these types of purchasers.
Only institutions (such as a securities broker or dealer) that have accounts with DTC or its nominee (called “participants”) and persons that may hold beneficial interests through participants (including through Euroclear Bank SA/NV or Clearstream Banking, société anonyme, as DTC participants) can own a beneficial interest in the global note. The only place where the ownership of beneficial interests in the global note will appear and the only way the transfer of those interests can be made will be on the records kept by DTC (for their participants’ interests) and the records kept by those participants (for interests of persons held by participants on their behalf).
Secondary trading in bonds and notes of corporate issuers is generally settled in clearing-house (that is, next-day) funds. In contrast, beneficial interests in a global note usually trade in DTC’s same-day funds settlement system, and settle in immediately available funds. We make no representations as to the effect that settlement in immediately available funds will have on trading activity in those beneficial interests.
We will make cash payments of interest on and principal of the global note to Cede & Co., the nominee for DTC, as the registered owner of the global note. We will make these payments by wire transfer of immediately available funds on each payment date.
You may exchange or transfer the subordinated notes at the corporate trust office of the trustee under the Subordinated Indenture for the series of subordinated notes or at any other office or agency maintained by us for those purposes. We will not require payment of a service charge for any transfer or exchange of the subordinated notes, but we may require payment of a sum sufficient to cover any applicable tax or other governmental charge. The transferor of any note shall provide or cause to be provided to the trustee all information necessary to allow the trustee to comply with any applicable tax reporting obligations, including, without limitation, any cost basis reporting obligations under Internal Revenue Code Section 6045. The trustee may rely on information provided to it and shall have no responsibility to verify or ensure the accuracy of such information.
We have been informed that, with respect to any cash payment of interest on or principal of the global note, DTC’s practice is to credit participants’ accounts on the payment date with payments in amounts proportionate to their respective beneficial interests in the subordinated notes represented by the global note as shown on DTC’s records, unless DTC has reason to believe that it will not receive payment on that payment date. Payments by participants to owners of beneficial interests in subordinated notes represented by the global note held through participants will be the responsibility of those participants, as is now the case with securities held for the accounts of customers registered in “street name.”
We also understand that neither DTC nor Cede & Co. will consent or vote with respect to the subordinated notes. We have been advised that under its usual procedures, DTC will mail or send an “omnibus proxy” to us as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those participants to whose accounts the subordinated notes are credited on the record date identified in a listing attached to the omnibus proxy.
Because DTC can only act on behalf of participants, who in turn act on behalf of indirect participants, the ability of a person having a beneficial interest in the principal amount represented by the global note to pledge the interest to persons or entities that do not participate in the DTC book-entry system, or otherwise take actions in respect of that interest, may be affected by the lack of a physical certificate evidencing its interest.
DTC has advised us that it will take any action permitted to be taken by a holder of notes (including the presentation of notes for exchange) only at the direction of one or more participants to whose account with DTC interests in the global note are credited and only in respect of such portion of the principal amount of the subordinated notes represented by the global note as to which such participant has, or participants have, given such direction.
DTC has also advised us as follows: DTC is a limited purpose trust company organized under the laws of the State of New York, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the Uniform Commercial Code, as amended, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants.
Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Certain of such participants (or their representatives), together with other entities, own DTC. Indirect access to the DTC system is available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to DTC and its direct and indirect participants are on file with the SEC.
The policies and procedures of DTC, which may change periodically, will apply to payments, transfers, exchanges and other matters relating to beneficial interests in the global note. We and the trustee have no responsibility or liability for any aspect of DTC’s or any participants’ records relating to beneficial interests in the global note, including for payments made on the global note, and we and the trustee are not responsible for maintaining, supervising or reviewing any of those records.
Calculation Agent
We will appoint a calculation agent for the subordinated notes prior to the commencement of the floating rate period and will keep a record of such appointment at our principal offices, which will be available to any holder of the subordinated notes upon request. In addition, we or an affiliate of ours may assume the duties of the calculation agent. We will act as the initial calculation agent. The trustee will have no responsibility for any act or omission of the calculation agent.
The Trustee
The trustee under the Subordinated Indenture is U.S. Bank Trust Company, National Association (“U.S. Bank”). If an event of default with respect to the subordinated notes occurs, and is not cured, the trustee will be required to use the degree of care of a prudent person in the conduct of his or her own affairs in the exercise of its powers. Subject to the provisions of the Subordinated Indenture, the trustee will be under no obligation to exercise any of its rights or powers under the Subordinated Indenture at the request of any holders of the subordinated notes, unless they have offered to the trustee security or indemnity satisfactory to the trustee.
U.S. Bank in the future, may be the trustee under other indentures pursuant to which we issue debt. Pursuant to the Trust Indenture Act of 1939, if a default occurs with respect to the securities of any series, the trustee will be required to eliminate any conflicting interest as defined in the Trust Indenture Act or resign as trustee with respect to the securities of that series within 90 days of such default, unless such default were cured, duly waived or otherwise eliminated. In the event of such resignation, we would be required to appoint a successor trustee under the Subordinated Indenture for the subordinated notes.
From time to time, we and our subsidiaries may maintain deposit accounts and conduct other banking transactions, including lending transactions, with the trustee in the ordinary course of business. The trustee assumes no responsibility for the accuracy or completeness of the information concerning us or our affiliates or any other party contained in this document or the related documents or for any failure by us or any other party to disclose events that may have occurred and may affect the significance or accuracy of such information.
Payment and Paying Agents
We will pay principal and interest on the subordinated notes at the corporate trust office of the trustee or at such other place that we appoint in accordance with the Subordinated Indenture.
We will pay any interest on the subordinated notes to the registered owner of the subordinated notes at the close of business on the record date for the interest, except in the case of defaulted interest.
Any moneys deposited with the trustee or any paying agent, or then held by us in trust, for the payment of the principal of and interest on any subordinated note that remains unclaimed for two years after the principal or interest has become due and payable will, at our request, be repaid to us, or (if then held by us) be discharged from such trust. After repayment to us, you are entitled to seek payment only from us as an unsecured general creditor.
Governing Law
The Subordinated Indenture and the subordinated notes are governed by and construed in accordance with the laws of the State of New York. The Subordinated Indenture provides that we and the trustee, and each holder of a subordinated note by its acceptance thereof, irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to the Subordinated Indenture or the subordinated notes, or any transaction contemplated thereby.

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES
The following is a summary of certain U.S. federal income tax consequences of the acquisition, ownership and disposition of the subordinated notes described in this prospectus supplement. This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), applicable U.S. Department of Treasury regulations (“Treasury Regulations”) promulgated thereunder, judicial authorities and administrative interpretations, in each case as of the date of this prospectus supplement, all of which are subject to change or different interpretations, possibly with retroactive effect. We cannot assure you that the U.S. Internal Revenue Service (the “IRS”) will not challenge one or more of the tax consequences described in this discussion, and we have not obtained, nor do we intend to obtain, a ruling from the IRS or an opinion of counsel with respect to the U.S. federal income tax consequences of acquiring, owning or disposing of the subordinated notes.
This discussion does not purport to address all U.S. federal income tax consequences that may be relevant to a holder in light of the holder’s particular circumstances or status, nor does it discuss the U.S. federal income tax consequences to certain types of holders subject to special treatment under the U.S. federal income tax laws, such as banks and other financial institutions, insurance companies, regulated investment companies, tax-exempt entities, dealers in securities or foreign currency, real estate investment trusts, thrifts, traders in securities that have elected the mark-to-market method of accounting for their securities, partnerships or other pass-through entities (or investors in such entities), U.S. Holders (as defined below) whose “functional currency” is not the U.S. dollar, U.S. Holders that hold subordinated notes through non-U.S. brokers or other non-U.S. intermediaries, persons required to accelerate the recognition of any item of income as a result of such income being included on an applicable financial statement, U.S. expatriates and former long-term residents of the United States or persons that hold the subordinated notes as part of a hedge, wash sale, conversion transaction, straddle or other risk reduction transaction. This discussion is limited to those holders that purchase notes for cash in this offering at their “issue price” (which is the first price at which a substantial amount of the subordinated notes is sold for cash to investors other than to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers) and that hold the subordinated notes as capital assets (generally, property held for investment). Moreover, this discussion does not address the effect of any alternative minimum tax, the Medicare tax on investment income, state, local or non-U.S. tax laws or the application of any U.S. federal taxes other than U.S. federal income taxes (such as U.S. federal estate or gift taxes).
If any entity or arrangement that is treated as a partnership for U.S. federal income tax purposes is a holder of subordinated notes, the U.S. federal income tax treatment of a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership. If you are a partnership or a partner in a partnership considering an investment in the subordinated notes, you should consult your own tax advisor about the tax consequences of acquiring, owning and disposing of the subordinated notes.
Investors considering the purchase of subordinated notes should consult their own tax advisors regarding the application of the U.S. federal tax laws to their particular situations and the applicability and effect of state, local or non-U.S. tax laws and tax treaties.
Tax Consequences to U.S. Holders
You are a U.S. Holder for purposes of this discussion if you are a beneficial owner of a subordinated note and, for U.S. federal income tax purposes, you are:
•
an individual who is a citizen or resident of the United States;

•
a corporation (including any entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof or the District of Columbia;

•
an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•
a trust, if (i) a U.S. court is able to exercise primary supervision over the administration of the trust and one or more United States persons (as defined under the Code) have the authority to control all substantial decisions of the trust or (ii) the trust has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a United States person.

Payments of Interest and Original Issue Discount
Under applicable Treasury Regulations, a debt instrument will qualify as a “variable rate debt instrument” if (i) its issue price does not exceed the total noncontingent principal payments due under the debt instrument by more than a specified de minimis amount and (ii) the debt instrument provides for stated interest, paid or compounded at least annually, at current values of a single fixed rate and one or more qualified floating rates. We expect that the subordinated notes will meet the requirements for being variable rate debt instruments. We intend to treat the subordinated notes as variable rate debt instruments for U.S. federal income tax purposes. Under this characterization, payments treated as qualified stated interest (“QSI”) on the subordinated notes generally will be taxable to you as ordinary income at the time such QSI is received or accrued in accordance with your regular method of accounting for U.S. federal income tax purposes. QSI generally means stated interest that is unconditionally payable in cash at least annually at a single fixed rate, but as discussed below, special rules are applicable to variable rate debt instruments.
The subordinated notes will be treated as issued with OID for U.S. federal income tax purposes if the issue price of the subordinated notes is less than the stated redemption price at maturity by more than a de minimis amount. The stated redemption price at maturity for the subordinated notes is the sum of (i) the principal amount of the subordinated notes and (ii) any interest on the subordinated notes that is not QSI. The issue price of debt instruments equals the first price at which a substantial amount of the debt instruments has been sold (ignoring sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers). As discussed below, solely for purposes of calculating OID, special rules apply for determining the “maturity” of a subordinated note. If the subordinated notes are issued with OID, a U.S. Holder generally must include such OID in taxable income (as ordinary income) as such OID accrues in accordance with a constant yield method based on a compounding of interest, regardless of the U.S. Holder’s regular method of accounting for U.S. federal income tax purposes. Thus, a U.S. Holder generally will be required to include OID in income in advance of the receipt of the cash to which such OID is attributable.
Under applicable Treasury Regulations, to determine the amount of QSI and OID in respect of a variable rate debt instrument, an “equivalent fixed rate debt instrument” must be constructed. The equivalent fixed rate debt instrument of a variable rate debt instrument that has an initial fixed rate followed by one or more qualified floating rates, such as a subordinated note, is constructed as follows: (i) first, the initial fixed rate is replaced with a qualified floating rate such that the fair market value of a subordinated note as of the subordinated note’s issue date would be approximately the same as the fair market value of an otherwise identical debt instrument that provides for the replacement qualified floating rate rather than the fixed rate, and (ii) second, each floating rate (including the floating rate determined under clause (i) of this paragraph) is converted into a fixed rate substitute (which, in each case, generally will be the value of each floating rate as of the issue date of the subordinated notes). When the equivalent fixed rate debt instrument has been constructed pursuant to the foregoing rules, the amount of QSI and OID, if any, are determined for the equivalent fixed rate debt instrument by applying the general OID rules to the equivalent fixed rate debt instrument, and a U.S. Holder of subordinated notes will account for such OID, if any, and QSI as if the U.S. Holder held the equivalent fixed rate debt instrument. For each accrual period, appropriate adjustments will be made to the amount of QSI or OID assumed to have been accrued or paid with respect to the equivalent fixed rate debt instrument in the event that such amounts differ from the actual amount of interest accrued or paid on the subordinated notes during the accrual period.
The Treasury Regulations provide special rules for determining the yield and maturity of a debt instrument, such as the subordinated notes, that provide an issuer with the option to redeem the instrument at specified times. The Treasury Regulations generally deem an issuer to exercise a redemption option in a manner that minimizes the yield on the debt instrument for purposes of determining whether a debt instrument is issued with OID. Under the terms of the subordinated notes, if the initial fixed rate substitute on the equivalent fixed rate debt instrument (as determined in the manner described above) is less than the fixed rate substitute of the floating rate (as determined in the manner described above), the yield on the subordinated notes will be minimized if the subordinated notes are redeemed immediately before the change in the interest rate on           , 2031, and, therefore, the subordinated notes will be treated as maturing on such date for OID purposes. This assumption is made solely for purposes of determining whether the subordinated notes are issued with OID for U.S. federal income tax purposes and is not an indication of our intention to redeem or not to redeem the subordinated notes at any time. If, contrary to this presumption, the subordinated notes are not redeemed prior to the change in the interest rate on         , 2031, then, solely for OID purposes, the subordinated notes will be deemed to be reissued at their adjusted issue price on the date that they are not redeemed. This deemed reissuance should not result in taxable gain or loss to U.S. Holders.
Based on current market conditions and the manner in which the interest rates on the subordinated notes are determined, we expect that when the foregoing calculations are completed, the subordinated notes will be presumed to remain outstanding until maturity and have no OID or de minimis OID that can be disregarded and therefore all interest payable on the subordinated notes will be treated as QSI.
Disposition of the Subordinated Notes
You generally will recognize capital gain or loss on a sale, redemption, exchange, retirement or other taxable disposition of a subordinated note in an amount equal to the difference, if any, between (i) the amount realized on such disposition (excluding amounts attributable to any accrued but unpaid stated interest, which will be taxable as ordinary income to the extent you have not previously included such amounts in income) and (ii) your adjusted tax basis in the subordinated note. The amount realized will equal the sum of any cash and the fair market value of any other property received on the disposition. Your adjusted tax basis in a subordinated note generally will equal the amount you paid for the subordinated note, increased by any OID previously included in your gross income with respect to the subordinated note (including OID accrued in the year of the sale or other disposition). Any such gain or loss will be long-term capital gain or loss if you held the subordinated note for more than one year at the time of the disposition. Long-term capital gains of non-corporate U.S. Holders generally are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.
Information Reporting and Backup Withholding
Payments of stated interest which is QSI, accruals of OID and the proceeds of a disposition (including a retirement or redemption) of subordinated notes may be reported to the IRS. These information reporting requirements, however, do not apply with respect to certain exempt U.S. Holders, such as corporations.
Backup withholding (currently at a rate of 24%) may apply to payments of the foregoing amounts, unless you provide the applicable withholding agent with your taxpayer identification number, certified under penalties of perjury, as well as certain other information, or otherwise establish an exemption from backup withholding.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a credit against your U.S. federal income tax liability, if any, and may entitle you to a refund, provided the required information is timely furnished to the IRS.
Tax Consequences to Non-U.S. Holders
You are a “Non-U.S. Holder” for purposes of this discussion if you are a beneficial owner of a subordinated note and you are, for U.S. federal income tax purposes, an individual, corporation, estate or trust that is not a U.S. Holder.
Interest on the Subordinated Notes
Subject to the discussion below under the headings “— Information Reporting and Backup Withholding” and “Foreign Account Tax Compliance Act,” payments of interest (which, for purposes of this discussion of Non-U.S. Holders, shall include any OID) on the subordinated notes generally will be exempt from U.S. federal income and withholding tax under the “portfolio interest” exemption if you properly certify as to your non-U.S. status, as described below, and:
•
you do not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote;

•
you are not a bank whose receipt of interest on the subordinated notes is in connection with an extension of credit made pursuant to a loan agreement entered into in the ordinary course of business;

•
you are not a “controlled foreign corporation” for U.S. federal income tax purposes that is related to us; and

•
interest on the subordinated notes is not effectively connected with your conduct of a U.S. trade or business.

The portfolio interest exemption applies only if you appropriately certify as to your non-U.S. status. You generally can meet this certification requirement by providing a properly executed IRS Form W-8BEN or W-8BEN-E, as applicable (or appropriate substitute or successor form) to the applicable withholding agent. If you hold the subordinated notes through a financial institution or other agent acting on your behalf, you may be required to provide appropriate certifications to your agent. Your agent then generally will be required to provide appropriate certifications to the applicable withholding agent, either directly or through other intermediaries.
If you cannot satisfy the requirements described above, payments of interest made to you will be subject to U.S. federal withholding tax, currently at a 30% rate, unless (i) you provide the applicable withholding agent with a properly executed IRS Form W-8BEN or W-8BEN-E, as applicable (or appropriate substitute or successor form) claiming an exemption from (or a reduction of) withholding under an applicable income tax treaty or (ii) the payments of interest are effectively connected with your conduct of a trade or business in the United States and you meet the certification requirements described below (see “— Income or Gain Effectively Connected with a U.S. Trade or Business”).
Disposition of the Subordinated Notes
Subject to the discussion below under the headings “— Information Reporting and Backup Withholding” and “Foreign Account Tax Compliance Act,” you generally will not be subject to U.S. federal income or withholding tax on any gain realized on a sale, redemption, exchange, retirement or other taxable disposition of a subordinated note (other than amounts attributable to accrued and unpaid interest, which will be treated as described above under “— Interest on the Subordinated Notes”) unless:
•
the gain is effectively connected with the conduct by you of a U.S. trade or business; or

•
you are an individual who has been present in the United States for 183 days or more in the taxable year of the disposition and certain other requirements are met.

If you are a Non-U.S. Holder described in the first bullet point above, you generally will be subject to U.S. federal income tax as described below (see “— Income or Gain Effectively Connected with a U.S. Trade or Business”). If you are a Non-U.S. Holder described in the second bullet point above, you generally will be subject to U.S. federal income tax at a flat 30% rate (or a lower applicable income tax treaty rate) on the gain derived from the sale, redemption, exchange, retirement or other taxable disposition, which may be offset by certain U.S.-source capital losses, unless an applicable income tax treaty provides otherwise.
Income or Gain Effectively Connected with a U.S. Trade or Business
If any interest on the subordinated notes or gain from a sale, redemption, exchange, retirement or other taxable disposition of the subordinated notes is effectively connected with a U.S. trade or business conducted by you, then you generally will be subject to U.S. federal income tax on such interest or gain on a net income basis in the same manner as a U.S. Holder (unless an applicable income tax treaty provides otherwise). If interest received with respect to the subordinated notes is effectively connected income, the U.S. federal withholding tax described above will not apply (assuming an appropriate certification is provided) unless an applicable income tax treaty provides otherwise. You generally can meet the certification requirements by providing a properly executed IRS Form W-8ECI (or other applicable form) to the applicable withholding agent. In addition, if you are a corporation for U.S. federal income tax purposes, that portion of your earnings and profits that is attributable to such effectively connected income or gain, subject to certain adjustments, may be subject to a “branch profits tax” at a 30% rate (or a lower applicable income tax treaty rate).
Information Reporting and Backup Withholding
Payments to you of interest on a subordinated note, and amounts withheld from such payments, if any, generally will be required to be reported to the IRS and may also be made available to the tax authorities of the country in which you are a tax resident under the provisions of an applicable income tax treaty or agreement. Backup withholding (currently at a rate of 24%) generally will not apply to payments of interest on a subordinated note to a Non-U.S. Holder if the certification described in “— Interest on the Subordinated Notes” above is provided by the Non-U.S. Holder, or the Non-U.S. Holder otherwise establishes an exemption.
Proceeds from a disposition (including a retirement or redemption) of a subordinated note effected by the U.S. office of a U.S. or non-U.S. broker will be subject to information reporting requirements and backup withholding unless you properly certify, under penalties of perjury, as to your non-U.S. status and certain other conditions are met, or you otherwise establish an exemption. Information reporting and backup withholding generally will not apply to any proceeds from a disposition of a subordinated note effected outside the United States by a non-U.S. office of a broker, unless such broker has certain connections to the United States, in which case information reporting, but not backup withholding, will apply unless the broker has documentary evidence in its records that you are a Non-U.S. Holder and certain other conditions are met, or you otherwise establish an exemption.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a credit against your U.S. federal income tax liability, if any, and may entitle you to a refund, provided the required information is timely furnished to the IRS.
Foreign Account Tax Compliance Act
The Foreign Account Tax Compliance Act imposes a U.S. federal withholding tax (separate and apart from, but without duplication of, the withholding tax described above) at a rate of 30% on payments of interest on, and the gross proceeds from a disposition (including a retirement or redemption) of, a debt instrument paid to certain non-U.S. entities, including certain foreign financial institutions and investment funds (including, in some instances, where such an entity is acting as an intermediary), unless such non-U.S. entity complies with certain withholding and reporting requirements regarding U.S. account holders and U.S. owners of such entity’s equity and debt. Pursuant to proposed U.S. Treasury Regulations (upon which taxpayers are permitted to rely until final U.S. Treasury Regulations are issued), this withholding tax generally will not apply to payments of gross disposition proceeds. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States with respect to these rules may be subject to different rules. Under certain circumstances, a beneficial owner of subordinated notes may be eligible for a refund or credit of such taxes. Prospective purchasers of the subordinated notes should consult their own tax advisors regarding these withholding and reporting provisions.
The preceding discussion of certain U.S. federal income tax consequences is for general information only and is not tax advice. Each prospective investor should consult its own tax advisor regarding the particular U.S. federal, state, local and non-U.S. tax consequences of acquiring, owning and disposing of the subordinated notes, including the consequences of any proposed change in applicable laws.

CERTAIN ERISA AND BENEFIT PLAN CONSIDERATIONS
A fiduciary of a pension, profit-sharing or other employee benefit plan subject to the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”) (each, an “ERISA Plan”), should consider the fiduciary standards of ERISA in the context of the ERISA Plan’s particular circumstances before authorizing an investment in the subordinated notes. Among other factors, the fiduciary should consider whether the investment would satisfy the prudence, diversification, delegation of control and conflicts of interest requirements of ERISA, and would be consistent with the documents and instruments governing the ERISA Plan, and whether the investment would involve a prohibited transaction under ERISA or the Code.
In addition, Section 406 of ERISA and Section 4975 of the Code prohibit ERISA Plans, as well as individual retirement accounts and any other plans that are subject to Section 4975 of the Code (together with ERISA Plans, “Plans”) from engaging in certain transactions involving “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to the Plan. A violation of these prohibited transaction rules may result in excise tax or other liabilities under ERISA or the Code for those persons, and the transaction may need to be reversed, unless exemptive relief is available under an applicable statutory, regulatory or administrative exemption.
For example, the acquisition and holding of the subordinated notes or any interest therein by a Plan or any entity whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) with respect to which we, an underwriter or any paying agent, or any of our or its respective affiliates is or becomes a party in interest or disqualified person may result in a prohibited transaction under ERISA or Section 4975 of the Code, unless the subordinated notes (or interests) are acquired and held pursuant to an applicable exemption. The U.S. Department of Labor has issued prohibited transaction class exemptions, or “PTCEs,” that may potentially provide exemptive relief if required for direct or indirect prohibited transactions that may arise from the purchase or holding of the subordinated notes, or any interest therein. These exemptions include PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers), PTCE 90-1 (for certain transactions involving insurance company pooled separate accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 95-60 (for transactions involving certain insurance company general accounts), and PTCE 96-23 (for transactions managed by in-house asset managers). In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code (the “service provider exemption”) may provide an exemption for an otherwise prohibited purchase and sale of subordinated notes between a Plan and a party in interest or disqualified person; provided that (i) the issuer of the subordinated notes is not a party in interest or disqualified person with respect to an investing Plan other than by reason of providing services to the Plan or a relationship to a service provider, (ii) neither the issuer of the subordinated notes nor any of its affiliates has or exercises any discretionary authority or control or renders any investment advice with respect to the assets of the Plan involved in the transaction, and provided further that the Plan pays no more and receives no less than “adequate consideration” in connection with the transaction. There can be no assurance that all of the conditions of any such exemption or any other exemption will be satisfied or that any such exemption or other exemption will be available, with respect to any and all possible prohibited transactions that may arise in connection with the acquisition and holding of subordinated notes or interests therein. Fiduciaries of Plans considering an investment in shares in reliance on one or more exemptions should carefully review such exemptions to assure their terms will be satisfied with respect to transactions involving the subordinated notes.
Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA that have not made an election under Section 410(d) of the Code) and non-U.S. plans (as described in Section 4(b)(4) of ERISA) (“Non-ERISA Arrangements”) are not subject to the requirements of Section 406 of ERISA or Section 4975 of the Code but may be subject to similar provisions under applicable federal, state, local, non-U.S. or other laws (“Similar Laws”).
Any purchaser or holder of the subordinated notes or any interest therein will be deemed to have represented by its purchase and holding of the subordinated notes or any interest therein that it either (1) is not a Plan, an entity deemed to hold the assets of any Plan (a “Plan Asset Entity”) or a Non-ERISA Arrangement and is not purchasing or holding the subordinated notes or any interest therein on behalf of or with the assets of any Plan, a Plan Asset Entity or Non-ERISA Arrangement or (2) its purchase, holding and disposition of the subordinated notes, or any interest in the subordinated notes, will not constitute or result in a non-exempt prohibited transaction under ERISA or the Code or a similar violation under any applicable Similar Laws.
The foregoing discussion is merely a summary and should not be construed as legal advice or as complete in all relevant respects.
Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions or other violations, it is important that fiduciaries or other persons considering purchasing the subordinated notes or any interest therein on behalf of or with the assets of any Plan, a Plan Asset Entity or Non-ERISA Arrangement consult with their legal counsel regarding the potential consequences under ERISA, Section 4975 of the Code or Similar Law, and, if necessary, the availability of exemptive relief under as applicable. Purchasers of the subordinated notes (including interests in a subordinated note) have the exclusive responsibility for ensuring that their purchase and holding of the subordinated notes or any interest therein do not violate the fiduciary or prohibited transaction rules of ERISA or the Code or any Similar Laws. The sale of any subordinated notes or interests therein to a Plan, Plan Asset Entity or Non-ERISA Arrangement is in no respect a recommendation to make such a purchase or a representation by us, the underwriters or any of our or their affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by any such Plans, Plan Asset Entities or Non-ERISA Arrangements generally or any particular Plan, Plan Asset Entity or Non-ERISA Arrangement or that such investment is appropriate or advisable for such Plans, Plan Asset Entities or Non-ERISA Arrangements generally or any particular Plan, Plan Asset Entity or Non-ERISA Arrangement.

UNDERWRITING
We have entered into an underwriting agreement, dated           , 2026 (the “Underwriting Agreement”), with Keefe, Bruyette & Woods, Inc. and Morgan Stanley & Co. LLC, as representatives of the several underwriters named below (collectively, the “underwriters”), with respect to the subordinated notes. Subject to certain conditions, the underwriters have agreed to purchase the aggregate principal amount of subordinated notes set forth next to its name in the following table.
Underwriters	Principal Amount of Subordinated Notes
Keefe, Bruyette & Woods, Inc.	$
Morgan Stanley & Co. LLC
Total	$
The Underwriting Agreement provides that the obligations of the underwriters to purchase the subordinated notes offered hereby are subject to certain conditions precedent and that the underwriters will purchase all of the subordinated notes if any of the subordinated notes are purchased.
The subordinated notes sold by the underwriters to the public will be offered at the public offering price set forth on the cover of this prospectus supplement. The underwriters may offer the subordinated notes to selected dealers at the public offering price set forth on the cover of this prospectus supplement less a concession not in excess of     % of the principal amount per note. After the initial offering, the underwriters may change the offering price and the other selling terms. The offering of the subordinated notes by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.
Discounts, Commission and Expenses
The following table shows the public offering price, the underwriting discounts and commissions that we are to pay the underwriters and the proceeds, before expenses, to us in connection with this offering (expressed as a percentage of the principal amount of the subordinated notes offered hereby).
	Per Subordinated Note	Total
Public offering price(l)	%	$
Underwriting discounts and commissions paid by us	%	$
Proceeds to us, before expenses	%	$

(1)
Plus accrued interest, if any, from           , 2026, to the date of delivery.

We estimate expenses payable by us in connection with this offering, other than, in each case, underwriting discounts and commissions, will be approximately $      . This estimate reflects that we may reimburse the underwriters for certain of their reasonable out-of-pocket expenses incurred in connection with their engagement as underwriters, including certain expenses attributable to legal fees and marketing, syndication and travel in an amount not to exceed $      .
Indemnification
We have agreed to indemnify each underwriter, its affiliates, selling agents, employees, officers and directors and each person who controls any underwriter, against certain losses and liabilities, including liabilities under the Securities Act and to contribute to payments that the underwriters may be required to make in respect of these liabilities.
No Public Trading Markets
There is currently no public trading market for the subordinated notes. In addition, we have not applied and do not intend to apply to list the subordinated notes on any national securities exchange or to have the subordinated notes quoted on an automated dealer quotation system. The underwriters have advised us that they intend to make a market in the subordinated notes. However, the underwriters are not obligated to do so and may discontinue any market-making in the subordinated notes at any time in their sole discretion and without prior notice. Therefore, we cannot assure you that a liquid trading market for the subordinated notes will develop or continue, that you will be able to sell your subordinated notes at a particular time, or that the price that you receive when you sell will be favorable.
No Sale of Similar Securities
We have agreed with the underwriters that for a period of 30 days from the date of the Underwriting Agreement, we and our subsidiaries will not, without the prior consent of the underwriters, offer or sell, or enter into any agreement to sell, any debt securities (excluding deposit obligations) of ours or of our subsidiaries.
Stabilization
In connection with this offering of the subordinated notes, the underwriters may engage in overallotment, stabilizing transactions and syndicate covering transactions. Overallotment involves sales in excess of the offering size, which create a short position for the underwriters. Stabilizing transactions involve bids to purchase the subordinated notes in the open market for the purpose of pegging, fixing or maintaining the price of the subordinated notes. Syndicate covering transactions involve purchases of the subordinated notes in the open market after the distribution has been completed in order to cover short positions. Stabilizing transactions and syndicate covering transactions may cause the price of the subordinated notes to be higher than it would otherwise be in the absence of those transactions. If the underwriters engage in stabilizing or syndicate covering transactions, they may discontinue such activities at any time without notice.
Neither we nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the subordinated notes. In addition, neither we nor any of the underwriters make any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.
Electronic Distribution
This prospectus supplement and the accompanying prospectus may be made available in electronic format on websites or through other online services maintained by the underwriters or their affiliates.
Other than the prospectus supplement and the accompanying prospectus in electronic format, information on such websites and any information contained in any other website maintained by any of the underwriters or their affiliates is not part of this prospectus supplement or our registration statement of which the related prospectus forms a part, has not been approved or endorsed by us or the underwriters in their capacity as underwriters and should not be relied on by investors.
Our Relationships with the Underwriters
The underwriters and their affiliates have engaged, or may in the future engage, in investment banking transactions, lending transactions and other commercial dealings in the ordinary course of business with us or our affiliates. The underwriters have received, or may in the future receive, customary fees and commissions for these transactions.
In addition, in the ordinary course of its business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade indebtedness and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own accounts and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Alternative Settlement Cycle and Other Matters
Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the subordinated notes offered by this prospectus supplement in any jurisdiction in which action for that purpose is required. The subordinated notes offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement, the accompanying prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. We and the underwriters require that the persons into whose possession this prospectus supplement comes inform themselves about, and observe any restrictions relating to, the offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.
We expect that delivery of the subordinated notes will be made against payment therefor on or about           , 2026, which will be the       business day following the date hereof (such settlement being referred to as “T+    ”). Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the subordinated notes prior to the business day before delivery of the subordinated notes will be required, by virtue of the fact that the subordinated notes initially settle in T+    , to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the subordinated notes who wish to trade the subordinated notes prior to their date of delivery hereunder should consult their advisors.
Selling Restrictions
European Economic Area
In relation to each member state of the European Economic Area (the “EEA”), each a Member State, no offer of the subordinated notes to the public has been or will be made in that Member State, except that offers of the subordinated notes to the public may be made in that Member State at any time under the following exemptions under the Prospectus Regulation:
•
to any legal entity which is a “qualified investor” as defined in the Prospectus Regulation;

•
to fewer than 150 natural or legal persons (other than qualified investors, as defined in the Prospectus Regulation), subject to obtaining the prior consent of the underwriters for any such offer; or

•
in any other circumstances falling within Article 1(4) of the Prospectus Regulation.

provided that no such offer of subordinated notes shall require us or the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.
For the purposes of the above provisions, the expression “an offer of subordinated notes to the public” in relation to any subordinated notes in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any subordinated notes to be offered so as to enable an investor to decide to purchase or subscribe for any subordinated notes, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.
United Kingdom
This document is only being distributed to, and is only directed at, persons in the United Kingdom that are qualified investors within the meaning of Article 2(e) of the Prospectus Regulation that are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended, referred to herein as the Order, and/or (ii) high net worth entities falling within Article 49(2) (a) to (d) of the Order and other persons to whom it may lawfully be communicated. Each such person is referred to herein as a Relevant Person.

In the United Kingdom, any investment or investment activity to which this prospectus supplement relates is available only to Relevant Persons and will only be engaged with Relevant Persons. This prospectus supplement and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom that is not a Relevant Person should not act or rely on this document or any of its contents.

LEGAL MATTERS
Certain legal matters in connection with this offering, including the validity of the subordinated notes offered hereby, will be passed upon for us by Squire Patton Boggs (US) LLP, Cincinnati, Ohio. Matters with respect to Indiana law will be passed upon for us by Nicholas J. Chulos, Executive Vice President, Chief Legal Officer and Corporate Secretary of Old National. Certain legal matters in connection with this offering will be passed upon for the underwriters by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York.
EXPERTS
The consolidated financial statements of Old National as of December 31, 2024 and 2023, and for each of the two years in the period ended December 31, 2024, incorporated by reference in this prospectus supplement by reference to Old National’s annual report on Form 10-K for the year ended December 31, 2024, and the effectiveness of Old National’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm given their authority as experts in accounting and auditing.
The consolidated statements of income, comprehensive income (loss), changes in shareholders’ equity and cash flows for the year ended December 31, 2022 of Old National incorporated herein by reference to Old National’s Annual Report on Form 10-K for the year ended December 31, 2024 have been so incorporated in reliance upon the report of Crowe LLP, independent registered public accounting firm, given on the authority of said firm as experts in accounting and auditing.
The consolidated financial statements of Bremer Financial Corporation as of December 31, 2024 and 2023 and for each of the two years in the period ended December 31, 2024 incorporated herein by reference to Old National’s Current Report on Form 8-K filed with the SEC on May 1, 2025, as amended on July 11, 2025, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon and included herein in reliance upon such report given on the authority of Ernst & Young LLP as experts in accounting and auditing.

PROSPECTUS
OLD NATIONAL BANCORP
Debt Securities
Common Stock
Preferred Stock
Depositary Shares
Purchase Contracts
Units
Warrants

This prospectus relates to senior debt securities, subordinated debt securities, common stock, preferred stock, depositary shares, purchase contracts, units and warrants that we may sell from time to time in one or more transactions. We will provide the specific terms of these securities in supplements to this prospectus. Any of the securities described in this prospectus and in a prospectus supplement may be convertible or exchangeable into other securities that are described in this prospectus or which will be described in a prospectus supplement. You should read this prospectus and the applicable prospectus supplement carefully before you invest. This prospectus may not be used to consummate sales of securities unless accompanied by a prospectus supplement.
Our common stock is listed on the NASDAQ Global Select Market under the symbol “ONB.”

You should read this prospectus and any supplements carefully before you invest. Investing in our securities involves a high degree of risk. See the section entitled “Risk Factors” on page 6 of this prospectus and in the documents we file with the Securities and Exchange Commission that are incorporated in this prospectus by reference for certain risks and uncertainties you should consider.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The securities are not deposits or other obligations of any bank or savings association and are not insured by the Federal Deposit Insurance Corporation, the Deposit Insurance Fund or any other governmental agency.

This prospectus is dated May 31, 2023.

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that Old National Bancorp filed with the Securities and Exchange Commission using a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings.
This prospectus provides you with a general description of the securities we may offer and sell. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. Such prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in the prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement. You should read this prospectus and the applicable prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”
The registration statement that contains this prospectus, including the exhibits to the registration statement, contains additional information about us and the securities offered under this prospectus. You can find the registration statement at the website maintained by the Securities and Exchange Commission, or the “SEC,” at http://www.sec.gov.
When we refer to “Old National,” “we,” “our” or “us” in this prospectus, we mean Old National Bancorp and its subsidiaries unless the context indicates otherwise.

WHERE YOU CAN FIND MORE INFORMATION
Old National files annual, quarterly, and current reports, proxy statements, and other information with the SEC. Old National’s public filings are available on the Internet site maintained by the SEC at “http://www.sec.gov.” Shares of Old National common stock are listed on the NASDAQ Global Select Market under the symbol “ONB.”
For further information about us and the securities we are offering, you should refer to our registration statement and its exhibits. This prospectus summarizes material provisions of contracts and other documents that we refer you to. Because the prospectus may not contain all the information that you may find important, you should review the full text of these documents.
The SEC allows Old National to “incorporate by reference” the information filed by Old National with the SEC, which means that Old National can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus.
Old National incorporates by reference the documents and information listed below:
(1)
Annual Report on Form 10-K filed on February 22, 2023 for the year ended December 31, 2022;

(2)   Definitive Proxy Statement filed on March 30, 2023 for Old National’s 2023 Annual Meeting of Shareholders;
(3)   Quarterly Report on Form 10-Q filed on May 5, 2023 for the quarterly period ended March 31, 2023;
(4)   Current Reports on Form 8-K filed January 24, 2023, February 13, 2023, February 22, 2023, April 25, 2023, May 9, 2023, May 10, 2023 and May 15, 2023, and amended Current Report on Form 8-K/A filed on April 29, 2022, other than those portions of the documents deemed to be furnished and not filed.
Old National is also incorporating by reference any filings Old National makes with the SEC under Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), other than current reports furnished under Items 2.02 or 7.01 of Form 8-K, from the date of the initial filing of the registration statement until we sell all of the securities offered by this prospectus or terminate this offering.
Any statement contained in a document incorporated or deemed to be incorporated herein shall be deemed modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document that is deemed to be incorporated herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
You can obtain any of the documents incorporated by reference in this document through us, or from the SEC through the SEC’s website at www.sec.gov. You may also request a copy of any of the documents referred to above, other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing, at no cost, by contacting Old National in writing or by telephone at:
Old National Bancorp
One Main Street
Evansville, Indiana 47708
(773) 765-7675
Attention: Corporate Secretary
In addition, we maintain a corporate website, www.oldnational.com. We make available, through our website (by clicking “Investor Relations”), our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and any amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. This reference to our website is for the convenience of investors as required by the SEC and shall not be deemed to incorporate any information on the website into this registration statement.
Neither we, nor any underwriters or agents, have authorized anyone else to provide you with information. You should rely only on the other information incorporated by reference or presented in this prospectus or the applicable prospectus supplement. We may only use this prospectus to sell securities if it is accompanied by a prospectus supplement. We are only offering these securities in states where the offer is permitted. You should not assume that the information in this prospectus or the applicable prospectus supplement is accurate as of any date other than the dates on the front of those documents.

FORWARD-LOOKING STATEMENTS
Certain statements contained in this prospectus that are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act”), notwithstanding that such statements are not specifically identified as such. In addition, certain statements may be contained in our future filings with the SEC, in press releases, and in oral and written statements made by us or with our approval that are not statements of historical fact and constitute forward-looking statements within the meaning of the Act. These statements include, but are not limited to, descriptions of Old National’s financial condition, results of operations, asset and credit quality trends, profitability and business plans or opportunities. Forward-looking statements can be identified by the use of the words “anticipate,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “intend,” “may,” “outlook,” “plan,” “should,” and “will,” and other words of similar meaning. These forward-looking statements express management’s current expectations or forecasts of future events and, by their nature, are subject to risks and uncertainties. There are a number of factors that could cause actual results or outcomes to differ materially from those in such statements. Factors that might cause such a difference include, but are not limited to: the continued effects of the COVID-19 pandemic and related variants and mutations, including the continued effects on our business, operations, and employees as well as the businesses of our customers; competition; government legislation, regulations and policies; the ability of Old National to execute its business plan; unanticipated changes in our liquidity position, including but not limited to changes in our access to sources of liquidity and capital to address our liquidity needs; changes in economic conditions which could materially impact credit quality trends and the ability to generate loans and gather deposits; inflation and governmental responses to inflation, including increasing interest rates; market, economic, operational, liquidity, credit, and interest rate risks associated with our business; our ability to successfully manage our credit risk and the sufficiency of our allowance for credit losses; uncertainty about the discontinued use of LIBOR and the transition to an alternative rate; failure or circumvention of our internal controls; operational risks or risk management failures by us or critical third parties, including without limitation with respect to data processing, information systems, cybersecurity, technological changes, vendor issues, business interruption, and fraud risks; significant changes in accounting, tax or regulatory practices or requirements; new legal obligations or liabilities or unfavorable resolutions of litigation; disruptive technologies in payment systems and other services traditionally provided by banks; failure or disruption of our information systems; computer hacking and other cybersecurity threats; the effects of climate change on Old National and its customers, borrowers, or service providers; other matters discussed in this prospectus; and other factors identified in filings with the SEC. These forward-looking statements are made only as of the date of this prospectus and are not guarantees of future results or performance.
Such forward-looking statements are based on assumptions and estimates, which although believed to be reasonable, may turn out to be incorrect. Therefore, undue reliance should not be placed upon these estimates and statements. We cannot assure that any of these statements, estimates, or beliefs will be realized and actual results or outcomes may differ from those contemplated in these forward-looking statements. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events, or otherwise after the date of this prospectus. You are advised to consult further disclosures we may make on related subjects in our filings with the SEC.
Investors should consider these risks, uncertainties, and other factors in addition to risk factors included in our Annual Report on Form 10-K for the year ended December 31, 2022 and our other filings with the SEC.

OLD NATIONAL BANCORP
Old National Bancorp
One Main Street
Evansville, Indiana 47708
(812) 464-1425
Old National Bancorp (NASDAQ: ONB) is the holding company of Old National Bank, which is the sixth largest commercial bank headquartered in the Midwest. With approximately $48 billion of assets and $28 billion of assets under management, Old National ranks among the top 35 banking companies headquartered in the U.S. Tracing its roots to 1834, Old National Bank has focused on community banking by building long-term, highly valued partnerships with clients and in the communities it serves. In addition to providing extensive services in retail and commercial banking, Old National offers comprehensive wealth management, investment, and capital market services.

RISK FACTORS
Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement and in our most recent Annual Report on Form 10-K, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances. In addition to those risk factors, there may be additional risks and uncertainties of which management is not aware or focused on or that management deems immaterial. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment.

USE OF PROCEEDS
Unless we indicate otherwise in an applicable prospectus supplement, the net proceeds from the sale of the offered securities will be added to our general funds and may be used for:
•
debt reduction or debt refinancing, including the refinancing of our outstanding capital securities;

•
investments in or advances to subsidiaries;

•
acquisitions of bank and non-bank subsidiaries;

•
repurchase of shares of our common stock or other securities; and

•
other general corporate purposes.

Until the net proceeds have been used, they may be temporarily invested in securities or held in deposits of our affiliated banks.

DESCRIPTION OF DEBT SECURITIES
The debt securities will be direct unsecured general obligations of Old National and will be either senior or subordinated debt. The debt securities will be issued under separate indentures between Old National and The Bank of New York Mellon Trust Company, N.A. (in the case of the senior indenture, as successor to J.P. Morgan Trust Company, National Association (as successor to Bank One, NA)), as trustee. Senior debt securities will be issued under a senior debt indenture and subordinated debt securities will be issued under a subordinated debt indenture. The senior debt indenture and the subordinated debt indenture are sometimes referred to in this prospectus individually as an “indenture” and collectively as the “indentures.” The senior debt indenture, as amended or supplemented, and form of subordinated debt indenture have been filed with the SEC as exhibits to the registration statement of which this prospectus forms a part.
The following briefly summarizes the material provisions of the indentures and the debt securities. The summary is not complete. You should read the more detailed provisions of the applicable indenture for provisions that may be important to you. So that you can easily locate these provisions, the numbers in parenthesis below refer to sections in the applicable indenture or, if no indenture is specified, to sections in each of the indentures. Whenever particular sections or defined terms of the applicable indenture are referred to, such sections or defined terms are incorporated into this prospectus by reference, and the statement in this prospectus is qualified by that reference.
General
The debt securities may be issued in one or more series. The particular terms of each series of debt securities, as well as any modifications or additions to the general terms of the debt securities as described in this prospectus which may be applicable in the case of a particular series of debt securities, will be described in the prospectus supplement relating to that series of debt securities. Accordingly, for a description of the terms of a particular series of debt securities, reference must be made both to the prospectus supplement relating to that series and to the description of debt securities set forth in this prospectus.
The senior debt securities will be direct, unsecured and unsubordinated obligations of Old National. The subordinated debt securities will be unsecured and will be subordinated to all of Old National’s senior indebtedness as described below under “— Subordination of Subordinated Debt Securities.” Because Old National is a holding company, the right of Old National, and therefore the right of creditors of Old National (including the holders of the debt securities), to participate in any distribution of the assets of any subsidiary of Old National upon its liquidation or reorganization or otherwise is necessarily subject to the prior claims of creditors of the subsidiary, except to the extent that claims of Old National itself as a creditor of the subsidiary may be recognized.
The prospectus supplement relating to the particular series of debt securities being offered will specify whether they are senior or subordinated debt securities and the other terms of those debt securities, including, but not limited to, the following:
•
the title of the debt securities and the series in which the debt securities will be included;

•
any limit on the aggregate principal amount of that series of debt securities;

•
whether the debt securities are to be issued initially or permanently in the form of a global debt security and, if so, the identity of the depositary for the global debt security;

•
the date or dates on which the principal of the debt securities is payable or the manner in which those dates are determined;

•
the rate or rates (which may be fixed or floating) or amount or amounts per annum at which the debt securities will bear interest, if any, or the method of determining the rates or amounts;

•
the date from which interest, if any, on the debt securities will accrue, the dates on which interest, if any, will be payable, the record dates for interest payment dates, if any, and the basis upon which interest will be calculated if other than that of a 360 day year consisting of twelve 30-day months;

•
whether and under what circumstances additional amounts on the debt securities of that series will be payable and, if so, whether Old National has the option to redeem the affected debt securities rather than pay the additional amounts;

•
the places of payment and the places where the debt securities may be surrendered for registration of transfer or exchange;

•
whether the debt securities are redeemable at the option of Old National and, if so, the date or dates on which, the period or periods in which, the price or prices at which and the terms and conditions upon which the debt securities of that series may be redeemed, in whole or in part, by Old National;

•
the terms of any mandatory or optional redemption (including any sinking fund provisions or any provisions for repayment at the option of a holder or upon the occurrence of a specified event);

•
the denominations in which the debt securities of that series will be issued, if other than $1,000;

•
if other than the full principal amount, the portion of the principal amount of the debt securities of that series that will be payable upon declaration of acceleration of the maturity or the manner in which that portion will be determined;

•
any deletions from, modifications of or additions to the events of default or covenants of Old National with respect to the debt securities of that series; and

•
any other terms of the debt securities.

Neither indenture limits the aggregate principal amount of debt securities that may be issued under it and each indenture provides that the debt securities may be issued under it from time to time in one or more series up to the aggregate principal amount which may be authorized from time to time by Old National. (Section 301) All debt securities issued under an indenture will rank equally and ratably with any other debt securities issued under that indenture. No service charge will be made for any transfer or exchange of debt securities, but Old National may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with the transfer of exchange. (Section 305)
Some of the debt securities may be issued under an indenture as original issue discount securities to be sold at a discount below their stated principal amount. Certain United States federal income tax consequences and other special considerations applicable to any original issue discount securities will be described in the prospectus supplement relating to those debt securities.
Unless otherwise indicated in the prospectus supplement relating to a particular series of debt securities, the principal of and any premium or interest on debt securities issued in certificated form will be payable, and, subject to certain limitations, the transfer of debt securities will be registrable, at the offices of the trustee designated for that purpose in Chicago, Illinois and the City of New York, provided that at the option of Old National, interest may be paid by check, wire transfer or any other means permitted in the form of those debt securities. Unless otherwise indicated in an applicable prospectus supplement, payment of any installment of interest on a debt security will be made to the person in whose name the debt security is registered at the close of business on the regular record date for the interest payment, provided, further, that interest payable at maturity or upon earlier redemption or repayment will be payable to the person to whom principal is payable. In the case of global debt securities (which will be registered in the name of the depositary or its nominee), payment will be made to the depositary or its nominee in accordance with the then-existing arrangements between the paying agent(s) for the global debt securities and the depositary. (Sections 305, 307 and 1002)
Neither indenture contains any provision that limits the ability of Old National to incur indebtedness (either directly or through merger or consolidation) or, except as described under “— Limitation on Liens” and “— Merger and Consolidation” in relation to senior debt securities, that would afford holders of debt securities protection in the event of a highly leveraged or similar transaction involving Old National. Reference is made to the prospectus supplement relating to the applicable series of debt securities for information with respect to any deletions from, modifications of or additions to, the events of default or covenants that may be included in the terms of that series of debt securities.
Each indenture provides Old National with the ability to “reopen” a previously issued series of debt securities and to issue additional debt securities of that series.

Subordination of Subordinated Debt Securities
The subordinated indenture provides that the subordinated debt securities will be subordinated and junior in right of payment to all senior indebtedness of Old National. This means that no payment of principal, including redemption payments, premium, if any, or interest on the subordinated debt securities may be made if:
•
any senior indebtedness of Old National has not been paid when due and any applicable grace period relating to such default has ended and such default has not been cured or waived or ceased to exist; or

•
the maturity of any senior indebtedness of Old National has been accelerated because of a default.

Upon any distribution of Old National’s assets to creditors upon any termination, winding-up, liquidation or reorganization, whether voluntary or involuntary, or in bankruptcy, insolvency or other proceedings, all principal, premium, if any, and interest due or to become due on all senior indebtedness of Old National must be paid in full before the holders of subordinated debt securities are entitled to receive or retain any payment. Subject to the payment in full of senior indebtedness of Old National then outstanding, the rights of the holders of the subordinated debt securities will be subrogated to the rights of the holders of senior indebtedness of Old National to receive payments or distributions applicable to senior indebtedness until all amounts owing on the subordinated debt securities are paid in full.
The term “senior indebtedness” means (i) all indebtedness and obligations of, or guaranteed or assumed by, Old National. that are for borrowed money or evidenced by bonds, debentures, notes or other similar instruments, whether existing now or in the future, (ii) obligations of Old National that are similar to those in clause (i) above and arise from off-balance sheet guarantees and direct credit substitutes, and (iii) all obligations of Old National associated with derivative products such as interest rate and foreign exchange contracts, commodity contracts and similar arrangements, and, in each case, all amendments, renewals, extensions, modifications and refundings of any indebtedness or obligations of that kind. Senior indebtedness excludes the subordinated debt securities and any other indebtedness or obligations specifically designated as being subordinate, or not superior, in right of payment to the subordinated debt securities.
The subordinated indenture does not limit the issuance of additional senior indebtedness. Old National may modify the subordination provisions, including the definition of senior indebtedness, with respect to one or more series of subordinated debt securities. For a description of these modifications, see the applicable prospectus supplement.
Limitation on Liens
Under the senior indenture, we may not, and may not permit any subsidiary to, create or suffer to permit or exist any lien of any kind, as security for borrowed money so long as any of the senior debt securities are outstanding, upon the shares of capital stock of any significant subsidiary without effectively providing that the debt securities will be secured equally and ratably with or prior to the indebtedness or other obligations secured by such lien. (Section 1007 of the senior indenture) Under the senior indenture, a “significant subsidiary” is a direct or indirect subsidiary of Old National the total assets of which equal or exceed 25% of the total assets of Old National as shown on Old National’s consolidated balance sheet at the end of the fiscal quarter prior to the date of determination. The subordinated indenture does not contain any limitation on liens.
Limitation on Sale of Stock
Under the senior indenture, we may not, and may not permit any significant subsidiary to, sell, assign, transfer or otherwise dispose of, and will not permit any significant subsidiary to issue (other than to Old National) any capital stock of such significant subsidiary or securities convertible into, or options, warrants or rights to subscribe for or to purchase, any capital stock of any such significant subsidiary except with respect to sales of shares of capital stock of the significant subsidiary:
•
to an individual for the purpose of qualifying such individual to serve as a director of such significant subsidiary;

•
for cash consideration that is at least equal to the fair market value of such stock if Old National will continue to own not less than 80% of each class of capital stock of such significant subsidiary;

•
made in connection with a merger or consolidation if, after giving effect to such merger or consolidation, Old National’s or any such significant subsidiary’s proportionate ownership share in the resulting or surviving entity is not less than its proportionate ownership share in such significant subsidiary immediately prior to such merger or consolidation;

•
made in compliance with a final order of a court or regulatory authority of competent jurisdiction; or

•
sales or other dispositions of shares of capital stock of a subsidiary made by a significant subsidiary to us. (Section 1008 of the senior indenture)

The subordinated indenture does not contain any limitation on the sale of stock of a significant subsidiary.
Events of Default, Notice and Waiver
Senior Debt Securities.   Each of the following constitutes an event of default with respect to each series of senior debt securities:
•
default in the payment of any interest or additional amounts payable in respect of any senior debt security of that series when due and payable, and continuance of that default for a period of 30 days;

•
default in the payment of the principal of and any premium on any senior debt security of that series when it becomes due and payable, whether at stated maturity, upon redemption or repayment, by acceleration or otherwise;

•
default in the making of any sinking fund payment on any senior debt security of that series;

•
default in the performance or breach of any covenant or warranty of Old National contained in the senior indenture for the benefit of that series and the continuance of such default or breach for 90 days after written notice has been given to us as provided in the senior indenture;

•
acceleration of the maturity of indebtedness of Old National for money borrowed in a principal amount in excess of $25 million if such acceleration is not annulled or such indebtedness is not discharged within 15 days after written notice to us as provided in the senior indenture;

•
certain events in bankruptcy, insolvency or reorganization of Old National; and

•
any other event of default provided with respect to the senior debt securities of that series. (Section 501 of the senior indenture)

Unless otherwise indicated in the prospectus supplement relating to a particular series of senior debt securities, if an event of default with respect to any senior debt securities of any series outstanding under the senior indenture occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the senior debt securities of that series outstanding may declare, by notice as provided in the senior indenture, the principal amount (or such lesser amount as may be provided for in the debt securities of that series) of all the senior debt securities of that series to be due and payable immediately; provided, that in the case of an event of default involving certain events in bankruptcy, insolvency or reorganization, acceleration is automatic. (Section 502 of the senior indenture)
Subordinated Debt Securities.   An event of default under the subordinated indenture with respect to subordinated debt securities of any series will occur only upon the occurrence of certain events in bankruptcy, insolvency or reorganization involving us. (Section 501 of the subordinated indenture) There will be no event of default, and holders of the subordinated debt securities will not be entitled to accelerate the maturity of the subordinated debt securities, in the case of a default in the performance of any covenant or obligation with respect to the subordinated debt securities, including a default in the payment of principal or interest.
Unless otherwise indicated in the prospectus supplement relating to a particular series of subordinated debt securities, acceleration is automatic upon the occurrence of an event of default. (Section 502 of the subordinated indenture)

Provisions Applicable to Senior Debt Securities and Subordinated Debt Securities.   If all events of default with respect to debt securities of a series have been cured or waived, and all amounts due otherwise than on account of the acceleration are paid or deposited with the trustee, the holders of a majority in aggregate principal amount of the debt securities of that series may rescind and annul an acceleration of the principal of those debt securities and its consequences. (Section 502)
Any past default under either indenture with respect to debt securities of any series, and any event of default arising from it, may be waived by the holders of a majority in aggregate principal amount of the debt securities of that series except in the case of:
•
default in payment of the principal of or any premium or interest on, or any additional amounts in respect of, any debt securities of that series; or

•
default in respect of a covenant or provision which may not be amended or modified without the consent of the holder of each outstanding debt security of the series affected. (Section 513)

The trustee is required to give notice of a default to holders of debt securities in accordance with the provisions of each indenture. However, except in the case of a default in the payment of the principal of or any premium or interest on, or additional amounts in respect of, any debt securities or in the payment of any sinking fund installment, the trustee will be protected in withholding such notice if it in good faith determines that the withholding of the notice is in the interests of the holders of the debt securities. (Section 602)
The trustee, subject to its duties during an event of default to act with the required standard of care, may require indemnification by any of the holders of the debt securities of any series with respect to which a default has occurred before proceeding to exercise any right or power under either indenture at the request of holders of debt securities. (Sections 601 and 603) Subject to this right of indemnification and to the other limitations specified in each indenture, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee with respect to the debt securities. (Section 512)
No holder of a debt security of any series may institute any action against us under either indenture (except actions for payment of overdue principal of, premium, if any, or interest, if any, on and any additional amounts in respect of, that debt security) unless the holders of at least 25% in aggregate principal amount of the debt securities of that series then outstanding have requested the trustee to institute the action and offered to the trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with the request and the trustee has not instituted such action within 60 days of such request. (Sections 507 and 508)
Upon acceleration of the maturity of original issue discount securities, an amount less than the principal amount of those securities will become due and payable. Reference is made to the prospectus supplement relating to any original issue discount securities for the particular provisions relating to acceleration of maturity.
Merger and Consolidation
Pursuant to the terms of each of the indentures, we may consolidate with, merge with or into or sell or convey all or substantially all of our assets to any other corporation, association, company or business trust, provided that:
(a)   (i)
we are the surviving entity in the merger; or

(ii)
the entity surviving the merger, formed by such consolidation or which acquires such assets is a corporation, association, company or business trust organized and existing under the laws of the United States of America or any state thereof and expressly assumes the payment obligations in respect of the principal of and any premium and interest on, and any additional amounts in respect of, all the debt securities and the performance and observance of all of the covenants of the indenture and the debt securities to be performed or observed by Old National; and

(b)
Old National or such successor entity, as the case may be, will not immediately thereafter be in default in the performance or observance of any covenant under the indenture and the debt securities. (Section 801)

Modification and Waiver
We and the trustee may modify or amend each of the indentures with the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of each series affected thereby. However, no modification or amendment may, without the consent of the holder of each outstanding debt security affected thereby,
•
change the stated maturity of the principal of, or any installment of principal of or interest on, any outstanding debt security;

•
reduce the principal amount of, or the rate or amount of interest on, or any premium or additional amounts payable with respect to, any debt security;

•
reduce the amount of principal of an original issue discount security that would be due and payable upon acceleration of maturity or that would be provable in bankruptcy;

•
adversely affect any right of repayment at the option of the holder of any debt security;

•
change any place of payment of the principal of, any premium or interest on or any additional amounts in respect of, any debt security;

•
impair the right to institute suit for the enforcement of any required payment on or after the stated maturity, or any date of redemption or repayment;

•
reduce the percentage in aggregate principal amount of outstanding debt securities of any series necessary to modify or amend the indenture with respect to that series or reduce the percentage of outstanding debt securities of any series necessary to waive any past default or compliance with certain restrictive provisions to less than a majority in aggregate principal amount of that series, or reduce certain requirements of the indenture for quorum or voting;

•
modify the provisions of the indenture relating to modification and waiver, except to increase the percentage in aggregate principal amount of the outstanding debt securities of the series whose consent is necessary for the modification or waiver or to provide that certain provisions of the indenture cannot be modified or waived without the consent of each holder of outstanding debt securities affected by the change; or

•
in the case of the subordinated indenture, modify the provisions of the subordinated indenture with respect to the subordination provisions in a manner adverse to the holders of the subordinated debt securities.

We and the trustee may modify or amend each of the indentures without the consent of any holder of outstanding debt securities, for any of the following purposes:
•
to evidence the succession of another corporation to Old National and the assumption of the covenants of Old National;

•
to add to the covenants of Old National for the benefit of the holders of all or any series of debt securities or to surrender any right or power conferred upon Old National;

•
to add any additional events of default with respect to all or any series of debt securities;

•
to add to or change any provisions of the indenture to provide that bearer debt securities may be registrable, to change or eliminate any restrictions on the payment of principal of (or premium, if any) or interest on or any additional amounts with respect to bearer debt securities, to permit bearer debt securities to be issued in exchange for registered debt securities, to permit bearer debt securities to be issued in exchange for bearer debt securities of other authorized denominations or facilitate the issuance of debt securities in uncertificated form provided that any such action shall not adversely affect the interests of the holders of the debt securities in any material respect;

•
to add to, change or eliminate any provision of the indenture, provided that such amendment will become effective only if there is no outstanding debt security of any series entitled to the benefit of the provision or the amendment does not apply to any then outstanding debt security;

•
with respect to the senior indenture, to secure the debt securities pursuant to the requirements of the indenture or otherwise;

•
to establish the form or terms of the debt securities of any series;

•
to evidence and provide for the acceptance of appointment by a successor trustee with respect to the debt securities of one or more series and to add to or change any of the provisions as is necessary to provide for or facilitate the administration of the trusts under the indenture by more than one trustee;

•
to provide for the discharge of the indenture with respect to the debt securities of any series by the deposit of monies or government obligations in trust in accordance with the provisions of the indenture (Section 901 of the senior indenture);

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to change the conditions, limitations and restrictions on the authorized amount, terms or purposes of issuance, authentication and delivery of the debt securities as set forth in the indenture; or

•
to cure any ambiguity, defect or inconsistency in the indenture or to make any other provisions with respect to matters or questions arising under the indenture, provided such action does not adversely affect the interests of the holders of the debt securities of any series in any material respect. (Section 901)

The holders of a majority in aggregate principal amount of the outstanding debt securities of any series may waive compliance by us of certain restrictive provisions applicable to such series. (Sections 902 and 1009 of the senior indenture; Sections 902 and 1007 of the subordinated indenture)
Satisfaction and Discharge
The senior indenture provides that we and the trustee, without the consent of any holder of outstanding senior debt securities, may execute a supplemental indenture to provide that we will be discharged from any and all obligations in respect of the senior debt securities of any series (except for certain obligations to register the transfer or exchange of debt securities, to replace stolen, lost or mutilated debt securities, to maintain paying agencies and to hold moneys for payment in trust) upon the irrevocable deposit with the trustee, in trust, of money or government obligations, or a combination of money and government obligations, which through the payment of interest and principal in accordance with their terms will provide money in an amount sufficient to pay the principal of, any premium and interest on, and any mandatory sinking fund payments or additional amounts in respect of the senior debt securities of that series on the dates those payments are due in accordance with the terms of the senior indenture and the senior debt securities of that series. We and the trustee may execute this supplemental indenture only if the applicable conditions set forth in the senior indenture have been satisfied, including that we have delivered to the trustee an opinion of counsel to the effect that Old National has received from, or there has been published by, the United States Internal Revenue Service a ruling, or there has been a change in the applicable federal income tax law, in either case, to the effect that such a discharge will not cause the holders of the debt securities of that series to recognize income, gain or loss for federal income tax purposes. (Section 901 of the senior indenture)
In addition, each indenture provides that, when the applicable conditions set forth in the indenture have been satisfied with respect to a series of debt securities, upon the request of Old National, the indenture will cease to be of further effect with respect to that series, except as to any surviving right of registration of transfer or exchange of debt securities. These conditions include that:
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all debt securities of the series either have been delivered to the trustee for cancellation or will be due, or are to be called for redemption, within one year; and

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with respect to all debt securities of that series not previously delivered to the trustee for cancellation, there have been irrevocably deposited with the trustee, in trust, money or government obligations, or a combination of money and government obligations, which through the payment of interest and principal in accordance with their terms will provide money in an amount sufficient to pay the principal of, and any premium and interest on and any additional amounts on, all the debt securities of that series on the dates those payments are due in accordance with the terms of the indenture and the debt securities of that series. (Section 401)
Defeasance of Certain Obligations
The senior indenture provides that we will have the option to omit to comply with the covenants described under “— Limitations on Liens” above, if applicable, and any additional covenants applicable to that series of senior debt securities to which this option would apply. In order to exercise this option, we will be required to irrevocably deposit with the trustee, in trust, money or government obligations, or a combination of money and government obligations, which through the payment of interest and principal in accordance with their terms will provide money in an amount sufficient to pay the principal of, any premium and interest on and any mandatory sinking fund payments or analogous payments or any additional amounts in respect of the senior debt securities of that series on the dates those payments are due in accordance with the terms of the senior indenture and the senior debt securities of that series. We will also be required to meet the applicable conditions set forth in the indenture including that we deliver to the trustee an opinion of counsel to the effect that the deposit and related covenant defeasance will not cause the holders of the debt securities of that series to recognize income, gain or loss for federal income tax purposes. (Section 1010 of the senior indenture)
Governing Law
The indentures and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.
The Trustee Under the Indenture
The Bank of New York Mellon Trust Company, N.A., will be the initial trustee with respect to the indentures for the debt securities. We and our affiliates maintain banking relationships with The Bank of New York Mellon Trust Company, N.A. and its affiliates in the ordinary course of business. The Trust Indenture Act of 1939, as amended (the “TIA”), contains limitations on the rights of the trustee, should it become a creditor of ours, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The trustee is permitted to act as trustee under our other indentures, trust agreements and guarantee agreements and to engage in other transactions with us and our subsidiaries from time to time, provided that if the trustee acquires any conflicting interest as defined in the TIA it must eliminate such conflict upon the occurrence of a default under the indenture or resign.
Each indenture provides that we may appoint an alternative trustee with respect to any particular series of debt securities. Any appointment will be described in the prospectus supplement relating to that series of debt securities.
The trustee, prior to a default, undertakes to perform only such duties as are specifically set forth in the indenture and, after default, is required to exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the rights or powers vested in it by either indenture at the request of any holder of debt securities, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred. The trustee is not required to expend or risk its own funds or otherwise incur financial liability in the performance of its duties if the trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it. Each indenture contains other provisions limiting the responsibilities and liabilities of the trustee. (Sections 601 and 603)

DESCRIPTION OF CAPITAL STOCK
We have summarized the material terms and provisions of our capital stock in this section. We have also filed our articles of incorporation and our by-laws, each as amended, as exhibits to the registration statement of which this prospectus is a part. You should read our articles of incorporation and our by-laws for additional information before you buy our common stock, preferred stock or depositary shares or any securities which may be exercised or exchangeable for or converted into our common stock, preferred stock or depositary shares.
Common Stock
Authorized Common Stock
As of December 31, 2022, our authorized common stock, without par value, was 600,000,000 shares, of which 292,903,000 shares were issued and outstanding. Shares of our common stock, when issued against full payment of the purchase price, and shares of our common stock issuable upon conversion, exchange or exercise of any of the other securities offered by this prospectus, will be validly issued, fully paid and non-assessable.
General
Voting Rights.   The holders of our common stock are entitled to one vote for each share of common stock held of record by them on all matters to be voted on by shareholders, except
(a)   shares of common stock are not entitled to a vote if such shares are owned, directly or indirectly, by another corporation and we own, directly or indirectly, a majority of the shares entitled to vote for directors of such corporation; provided, however, such limitation on voting does not limit our power to vote shares of our common stock held by us in or for an employee benefit plan or in any other fiduciary capacity or
(b)   to the extent shares are control shares acquired in a control share acquisition within the meaning of Chapter 42 of the Indiana Business Corporation Law (the “IBCL”), which such shares have voting rights only to the extent granted by resolution approved by our shareholders in accordance with Section 23-1-42-9 of the IBCL.
The holders of our common stock are not entitled to cumulative voting rights. Under the IBCL, directors are elected by a plurality of the votes cast by shares entitled to vote in an election at a meeting at which a quorum is present. Our by-laws provide that for all other shareholder votes, when a quorum is present at any meeting, the vote of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which, by express provision of the IBCL, our articles of incorporation or our by-laws, a greater vote is required, in which case such express provision shall govern and control the decision of such question.
Dividends.   Subject to the rights of any series of preferred stock authorized by the board of directors as provided by our articles of incorporation, the holders of our common stock are entitled to dividends as and when declared by the board out of funds legally available for the payment of dividends.
Liquidation.   In the event of our liquidation or dissolution, subject to the rights of any outstanding series of preferred stock, the holders of our common stock are entitled to share in all assets remaining for distribution to common shareholders according to their interests.
Other Rights.   Holders of our common stock have no preemptive or other subscription rights, and the shares of our common stock are not subject to any further calls or assessments by us. There are no redemption or conversion rights or sinking fund provisions applicable to the shares of our common stock.
Listing.   Our common stock is listed on the NASDAQ Global Select Market under the symbol “ONB.” Our transfer agent for our common stock is Continental Stock Transfer & Trust Company.

Preferred Stock
Authorized Preferred Stock
Our authorized preferred stock consists of 2,000,000 shares of preferred stock, without par value. As of December 31, 2022, 230,500 shares of preferred stock were issued and outstanding, comprised of 108,000 shares of Series A Preferred Stock and 122,500 shares of Series C Preferred Stock.
General
Under our articles of incorporation and the IBCL, preferred stock may be issued from time to time in one or more series, upon board authorization and without shareholder approval. Within certain legal limits, the board is authorized to determine the terms of any series of preferred stock, including:
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designation, number of shares to issue, price, dividend rate, voting rights, and liquidation preferences;

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any redemption, sinking fund or conversion provisions; and

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any other terms, limitations and relative rights and preferences.

As a result, the board, without shareholder approval, could authorize preferred stock to be issued with voting, conversion and other rights that could adversely affect the voting power and other rights of common shareholders or other outstanding series of preferred stock.
Each series of preferred stock will have the dividend, liquidation, redemption and voting rights described below unless otherwise described in a prospectus supplement pertaining to a specific series of preferred stock. The applicable prospectus supplement will describe the following terms of the series of preferred stock in respect of which this prospectus is being delivered:
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the designation of that series and the number of shares offered;

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the amount of the liquidation preference, if any, per share or the method of calculating the amount;

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the initial public offering price at which shares of that series will be issued;

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the dividend rate, if any, or the method of calculating the rate and the dates on which dividends will begin to cumulate, if applicable;

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any redemption or sinking fund provisions;

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any conversion or exchange rights;

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any voting or additional rights, preferences, privileges, qualifications, limitations and restrictions;

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any securities exchange listing;

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the relative ranking and preferences of that series as to dividend rights and rights upon liquidation, dissolution or winding up of Old National; and

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any other terms of that series.

Shares of our preferred stock, when issued against full payment of the purchase price, will be validly issued, fully paid and non-assessable.
When appropriate, the applicable prospectus supplement will describe the United States federal income tax considerations relevant to the preferred stock.
Rank.   Each series of preferred stock will, with respect to dividend rights and rights upon our liquidation, dissolution or winding up, rank prior to common stock. The rank of each separate series of preferred stock will be described in the applicable prospectus supplement, but all shares of each series will be of equal rank with each other.
Dividends.   Holders of each series of preferred stock will be entitled to receive, when, as and if our board declares, cash dividends, payable at the dates and at the rates per share as described in the applicable prospectus supplement. Those rates may be fixed, variable or both.

Dividends may be cumulative or non-cumulative, as described in the applicable prospectus supplement. If dividends on a series of preferred stock are non-cumulative and if our board fails to declare a dividend for a dividend period for that series, then holders of that preferred stock will have no right to receive a dividend for that dividend period, and we will have no obligation to pay the dividend for that period, whether or not dividends are declared for any future dividend payment dates. If dividends on a series of preferred stock are cumulative, the dividends on those shares will accrue from and after the date mentioned in the applicable prospectus supplement.
Redemption.   The terms on which any series of preferred stock may be redeemed will be in the applicable prospectus supplement. All shares of preferred stock which we redeem, purchase or acquire, including shares surrendered for conversion or exchange, will be retired and restored to the status of authorized but unissued shares, but may be reissued only as a part of the preferred stock other than the series of which they were originally a part.
Liquidation.   In the event of our voluntary or involuntary liquidation, dissolution or winding up, preferred shareholders of any particular series will be entitled, subject to creditors’ rights and holders of any series of preferred stock ranking senior as to liquidation rights, but before any distribution to common shareholders or holders of any series of preferred stock ranking junior as to liquidation rights, to receive a liquidating distribution in the amount of the liquidation preference, if any, per share as mentioned in the applicable prospectus supplement, plus accrued and unpaid dividends for the current dividend period. This would include any accumulation of unpaid dividends for prior dividend periods, if dividends on that series of preferred stock are cumulative. If the amounts available for distribution upon our liquidation, dissolution or winding up are not sufficient to satisfy the full liquidation rights of all the outstanding preferred stock of that series and all stock ranking equal to that series of preferred stock, then the holders of each series of that stock will share ratably in any distribution of assets in proportion to the full respective preferential amount, which may include accumulated dividends, to which they are entitled. After the full amount of the liquidation preference is paid, the holders of preferred stock will not be entitled to any further participation in any distribution of our assets.
Voting.   The voting rights of preferred stock of any series will be described in the applicable prospectus supplement. Under Indiana law, regardless of whether a class or a series of shares is granted voting rights by the terms of our articles of incorporation, the shareholders of that class or series are entitled to vote as a separate voting group, or together with other similarly affected series, on certain amendments to our articles of incorporation and certain other fundamental changes that directly affect that class or series.
Under regulations of the Federal Reserve Board, if the holders of any series of preferred stock become entitled to vote for the election of directors because dividends on that series are in arrears, that series may then be deemed a “class of voting securities,” and a holder of 25% or more of that series (or a holder of 5% or more if it otherwise exercises a “controlling influence” over Old National) may then be subject to regulation as a bank holding company. In addition, in that event:
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any bank holding company may be required to obtain Federal Reserve Board approval, and any foreign bank, and any company that controls a foreign bank, that has certain types of U.S. banking operations may be required to obtain Federal Reserve Board approval under the International Banking Act of 1978, to acquire 5% or more of that series of preferred stock; and

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any person other than a bank holding company may be required to obtain Federal Reserve Board approval under the Change in Bank Control Act of 1978 to acquire 10% or more of that series of preferred stock.

Conversion or Exchange.   The terms on which preferred stock of any series may be converted into or exchanged for another class or series of securities will be described in the applicable prospectus supplement.
Other Rights.   The shares of a series of preferred stock may have the preferences, voting powers or relative, participating, optional or other special rights as may be described in the applicable prospectus supplement, our articles of incorporation, or as otherwise required by law. The holders of preferred stock will not have any preemptive rights to subscribe to any of our securities.

Title.   Old National, any transfer agent and registrar for a series of preferred stock, and any of their agents may treat the registered owner of that preferred stock as the absolute owner of that stock, whether or not any payment for that preferred stock shall be overdue and despite any notice to the contrary, for any purpose.
Transfer Agent and Registrar.   Unless the applicable prospectus supplement specifies otherwise, Continental Stock Transfer & Trust Company will be the transfer agent, registrar and dividend disbursement agent for each series of preferred stock.
Indiana Law and Certain Provisions of our Articles of Incorporation; Anti-Takeover Measures
Articles of Incorporation
Our articles of incorporation currently authorize the issuance of 600,000,000 shares of common stock and 2,000,000 shares of preferred stock. Within the limits of applicable law and the listing rules of the NASDAQ Global Select Market, these shares are available to be issued, without prior shareholder approval, in classes with relative rights, privileges and preferences determined for each class by our board of directors.
Our articles of incorporation also provide that certain business combinations may, under certain circumstances, require approval of more than a simple majority of our issued and outstanding shares, and require a super-majority shareholder vote of not less than eighty percent (80%) of the outstanding shares of our common stock for the amendment of certain significant provisions of our articles of incorporation.
Additionally, our articles of incorporation provide that the board of directors will consider non-financial factors that it deems relevant when evaluating a business combination. Any amendment of this provision requires a super-majority shareholder vote of not less than eighty percent (80%) of the outstanding shares of common stock.
Finally, our articles of incorporation provide that any person or group of persons who acquires 15% or more of our then outstanding common stock must pay an amount at least equal to the highest percent over market value paid for shares already held by such person or group when acquiring additional shares. Any amendment of this provision requires a super-majority shareholder vote of not less than eighty percent (80%) of the outstanding shares of common stock.
These provisions in our articles of incorporation are designed to encourage potential acquirers to negotiate with our board of directors to preserve for shareholders our value in the event of a takeover attempt. These provisions reduce the likelihood that a potential acquirer who is unwilling to pay a market premium determined by the board to be sufficient will attempt to acquire shares of our common stock by means of an open market accumulation, front-end loaded tender offer or other coercive or unfair takeover tactic. These provisions in our articles of incorporation would ensure that we, our shareholders and our other stakeholders would be protected from certain takeover attempts, or the acquisition of a substantial block of equity, on terms that may be less favorable generally than would be available in transactions negotiated with and approved by the board.
Indiana Law
Chapters 42 and 43 of the IBCL, which are applicable to us, may be deemed to have certain anti-takeover effects by prescribing, in the case of Chapter 42, certain voting requirements in instances in which a person acquires shares of Old National in excess of certain thresholds or proscribing, in the case of Chapter 43, certain transactions between Old National and an “interested stockholder” (defined generally as a person beneficially owning 10% or more of a corporation’s outstanding voting stock) during the five year period following the time such person became an interested stockholder.
In addition, Chapter 35 of the IBCL provides that in taking or declining to take any action, or in making or declining to make any recommendation to the shareholders of the corporation with respect to any matter, a board of directors may, in its discretion, consider both the short term and long term best interests of the corporation, taking into account, and weighing as the directors deem appropriate, the effects thereof on the corporation’s shareholders and the other corporate constituent groups and interests, as well as any other factors deemed pertinent by the directors. As a result, by expanding the factors that may be considered relevant by the directors in assessing a takeover proposal, this provision could be deemed to have certain anti-takeover effects.

DESCRIPTION OF DEPOSITARY SHARES
This section describes the general terms and provisions of the depositary shares. The prospectus supplement will describe the specific terms of the depositary shares offered through that prospectus supplement. The specific terms may differ from the general description of terms described below.
We have summarized the material terms and provisions of the deposit agreement, the depositary shares and the depositary receipts in this section. We will also file the form of deposit agreement, including the form of depositary receipt, as an exhibit to the registration statement of which this prospectus is a part. You should read the forms of deposit agreement and depositary receipt relating to a series of preferred stock for additional information before you buy any depositary shares that represent preferred stock of that series.
General
We may offer fractional interests in preferred stock, rather than full shares of preferred stock. If we do, we will provide for the issuance by a depositary to the public of receipts for depositary shares, each of which will represent a fractional interest in a share of a particular series of preferred stock.
The shares of any series of preferred stock underlying the depositary shares will be deposited under a separate deposit agreement between us and a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50 million, which we refer to in this prospectus as the depositary. We will name the depositary in the applicable prospectus supplement. Subject to the terms of the deposit agreement, each owner of a depositary share will have a fractional interest in all the rights and preferences of the preferred stock underlying the depositary share. Those rights include any dividend, voting, redemption, conversion, exchange and liquidation rights.
The depositary shares will be evidenced by depositary receipts issued under the deposit agreement. If you purchase fractional interests in shares of the related series of preferred stock, you will receive depositary receipts as described in the applicable prospectus supplement. While the final depositary receipts are being prepared, we may order the depositary to issue temporary depositary receipts substantially identical to the final depositary receipts although not in final form. The holders of the temporary depositary receipts will be entitled to the same rights as if they held the depositary receipts in final form. Holders of the temporary depositary receipts can exchange them for the final depositary receipts at our expense.
Unless we specify otherwise in the applicable prospectus supplement, you will not be entitled to receive the whole shares of preferred stock underlying the depositary shares.
Where appropriate, the applicable prospectus supplement will describe the United States federal income tax considerations relevant to the depositary shares.
Dividends and Other Distributions
The depositary will distribute all cash dividends or other cash distributions received with respect to the preferred stock to the record holders of depositary shares representing the shares of preferred stock in proportion to the number of depositary shares owned by the holders on the relevant record date. The depositary will not distribute amounts less than one cent. The depositary will distribute any balance with the next sum received for distribution to record holders of depositary shares.
If there is a distribution other than in cash, the depositary will distribute property to the holders of depositary shares, unless the depositary determines that it is not feasible to make the distribution. If this occurs, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the holders of depositary shares.
The deposit agreement will also contain provisions relating to how any subscription or similar rights offered by us to holders of the preferred stock will be made available to the holders of depositary shares.
Conversion and Exchange
If any series of preferred stock underlying the depositary shares is subject to conversion or exchange, the applicable prospectus supplement will describe the rights or obligations of each record holder of depositary receipts to convert or exchange the depositary shares.

Redemption of Depositary Shares
If the series of the preferred stock underlying the depositary shares is subject to redemption, all or a part of the depositary shares will be redeemed from the redemption proceeds of that series of the preferred stock held by the depositary. The depositary will mail notice of redemption between 30 to 60 days prior to the date fixed for redemption to the record holders of the depositary shares to be redeemed at their addresses appearing in the depositary’s records. The redemption price per depositary share will bear the same relationship to the redemption price per share of preferred stock that the depositary share bears to the underlying preferred stock. Whenever we redeem preferred stock held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing the preferred stock redeemed. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as determined by the depositary.
After the date fixed for redemption, the depositary shares called for redemption will no longer be outstanding. When the depositary shares are no longer outstanding, all rights of the holders will cease, except the right to receive money or other property that the holders of the depositary shares were entitled to receive upon the redemption.
Voting the Preferred Stock
When the depositary receives notice of any meeting at which the holders of the preferred stock may vote, the depositary will mail information about the meeting contained in the notice, and any accompanying proxy materials, to the record holders of the depositary shares relating to the preferred stock. Each record holder of such depositary shares on the record date, which will be the same date as the record date for the preferred stock, will be entitled to instruct the depositary as to how the preferred stock underlying the holder’s depositary shares should be voted.
The depositary will try, if practical, to vote the number of shares of preferred stock underlying the depositary shares according to the instructions received. We will agree to take all action requested by and deemed necessary by the depositary in order to enable the depositary to vote the preferred stock in that manner. The depositary will not vote any preferred stock for which it does not receive specific instructions from the holders of the depositary shares relating to such preferred stock, unless otherwise indicated in the applicable prospectus supplement.
Amendment and Termination of the Deposit Agreement
The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended by agreement between us and the depositary at any time. However, any amendment that materially and adversely alters the rights of the existing holders of depositary shares will not be effective unless approved by the record holders of at least a majority of the depositary shares then outstanding. A deposit agreement may be terminated by us or the depositary only if:
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all outstanding depositary shares relating to the deposit agreement have been redeemed or reacquired by us;

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all preferred stock of the relevant series has been withdrawn; or

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there has been a final distribution on the preferred stock of the relevant series in connection with our liquidation, dissolution or winding up of our business and the distribution has been distributed to the holders of the related depositary shares.

Charges of Depositary
We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay associated charges of the depositary for the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary shares will pay transfer and other taxes and governmental charges and any other charges that are stated to be their responsibility in the deposit agreement.

Miscellaneous
We will forward to the depositary, for distribution to the holders of depositary shares, all reports and communications that we must furnish to the holders of the preferred stock. Neither the depositary nor we will be liable if the depositary is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the deposit agreement. Our obligations and the depositary’s obligations under the deposit agreement will be limited to performance in good faith of duties set forth in the deposit agreement. Neither the depositary nor we will be obligated to prosecute or defend any legal proceeding connected with any depositary shares or preferred stock unless satisfactory indemnity is furnished to us and/or the depositary. We and the depositary may rely upon written advice of counsel or accountants, or information provided by persons presenting preferred stock for deposit, holders of depositary shares or other persons believed to be competent and on documents believed to be genuine.
Resignation and Removal of Depositary
The depositary may resign at any time by delivering notice to us. We may also remove the depositary at any time. Resignations or removals will take effect when a successor depositary is appointed and it accepts the appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50 million.
Governing Law
The deposit agreement and the deposit receipts will be governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF PURCHASE CONTRACTS
We may issue purchase contracts, including purchase contracts issued as part of a unit with one or more other securities, for the purchase or sale of our debt securities, preferred stock, depositary shares or common stock. The price of our debt securities or price per share of common stock, preferred stock or depositary shares, as applicable, may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula contained in the purchase contracts. We may issue purchase contracts in such amounts and in as many distinct series as we wish.
The applicable prospectus supplement may contain, where applicable, the following information about the purchase contracts issued under it:
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whether the purchase contracts obligate the holder to purchase or sell, or both purchase and sell, our debt securities, common stock, preferred stock or depositary shares, as applicable, and the nature and amount of each of those securities, or method of determining those amounts;

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whether the purchase contracts are to be prepaid or not;

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whether the purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of our common stock or preferred stock;

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any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contracts;

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United States federal income tax considerations relevant to the purchase contracts; and

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whether the purchase contracts will be issued in fully registered global form.

The applicable prospectus supplement will describe the terms of any purchase contracts. The preceding description and any description of purchase contracts in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the purchase contract agreement and, if applicable, collateral arrangements and depositary arrangements relating to such purchase contracts.

DESCRIPTION OF UNITS
We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.
The applicable prospectus supplement may describe:
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the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

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any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;

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the terms of the unit agreement governing the units;

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United States federal income tax considerations relevant to the units; and

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whether the units will be issued in fully registered global form.

The preceding description and any description of units in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units.

DESCRIPTION OF WARRANTS
This section describes the general terms and provisions of the warrants. The prospectus supplement will describe the specific terms of the warrants offered through that prospectus supplement and any general terms outlined in this section that will not apply to those warrants.
We may issue warrants for the purchase of debt securities, preferred stock, depositary shares or common stock. Warrants may be issued alone or together with securities offered by any prospectus supplement and may be attached to or separate from those securities. Each series of warrants will be issued under a separate warrant agreement between us and a bank or trust company, as warrant agent, which will be described in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not act as an agent or trustee for any holders of warrants.
We have summarized the potential material terms and provisions of the warrant agreements and warrants in this section. We will file the forms of warrant agreements and the certificates representing the warrants as exhibits to a supplement to this registration statement. You should read the applicable forms of warrant agreement and warrant certificate for additional information before you buy any warrants.
General
If warrants for the purchase of debt securities are offered, the applicable prospectus supplement will describe the terms of those warrants, including the following if applicable:
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the offering price;

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the currencies in which the warrants are being offered;

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the aggregate principal amount, currencies, denominations and terms of the series of the debt securities that can be purchased if a holder exercises the warrants and the price at which and currencies in which the principal amount may be purchased upon exercise;

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the designation and terms of any series of debt securities, preferred stock, depositary shares or other securities with which the warrants are being offered and the number of warrants offered with each debt security, share of preferred stock, depositary share or other security;

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the date on and after which the holder of the warrants can transfer them separately from the related securities;

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the date on which the right to exercise the warrants begins and the date on which the right expires;

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whether the warrants will be in registered or bearer form;

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United States federal income tax consequences; and

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any other terms of the warrants.

If warrants for the purchase of preferred stock, depositary shares or common stock are offered, the applicable prospectus supplement will describe the terms of those warrants, including the following where applicable:
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the offering price;

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the total number of shares that can be purchased if a holder of the warrants exercises them and, in the case of warrants for preferred stock or depositary shares, the designation and terms of the series of preferred stock that can be purchased upon exercise or that are underlying the depositary shares that can be purchased upon exercise;

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the designation and terms of the series of debt securities, preferred stock, depositary shares or other securities with which the warrants are being offered and the number of warrants being offered with each debt security, share of preferred stock, depositary share or other security;

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the date on and after which the holder of the warrants can transfer them separately from the related securities;

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the date on which the right to exercise the warrants begins and the date on which the right expires;

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United States federal income tax consequences; and

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any other terms of the warrants.

Unless we state otherwise in the applicable prospectus supplement, the warrants will be in registered form only.
A holder of warrant certificates may exchange them for new certificates of different denominations, present them for registration of transfer, and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement.
Until any warrants to purchase debt securities are exercised, the holder of such warrants will not have any of the rights of holders of the debt securities that can be purchased upon exercise, including any right to receive payments of principal, premium or interest on the underlying debt securities or to enforce covenants in the applicable indenture. Until any warrants to purchase preferred stock, depositary shares or common stock are exercised, holders of such warrants will not have any rights of holders of the underlying preferred stock, depositary shares or common stock, including any right to receive dividends or to exercise any voting rights.
Exercise of Warrants
Each holder of a warrant is entitled to purchase the principal amount of debt securities or the number of shares of preferred stock, depositary shares or shares of common stock, as the case may be, at the exercise price described in the applicable prospectus supplement. After the close of business on the day when the right to exercise terminates, or a later date if we extend the time for exercise, unexercised warrants will become void.
A holder of warrants may exercise them by following the general procedure outlined below:
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delivering to the warrant agent the payment required by the applicable prospectus supplement to purchase the underlying security;

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properly completing and signing the reverse side of the warrant certificate representing the warrants; and

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delivering the warrant certificate representing the warrants to the warrant agent, or other office indicated in the applicable prospectus supplement, within five business days of the warrant agent receiving payment of the exercise price.

If you comply with the procedures described above, your warrants will be considered to have been exercised when the warrant agent receives payment of the exercise price. After you have completed those procedures, we will, as soon as practicable, issue and deliver to you the debt securities, preferred stock, depositary shares or common stock that you purchased upon exercise. If you exercise fewer than all of the warrants represented by a warrant certificate, the warrant agent will issue to you a new warrant certificate for the unexercised amount of warrants. Holders of warrants will be required to pay any tax or governmental charge that may be imposed in connection with transferring the underlying securities in connection with the exercise of the warrants.
Amendments and Supplements to Warrant Agreements
We may amend or supplement a warrant agreement without the consent of the holders of the applicable warrants if the changes are not inconsistent with the provisions of the warrants and do not materially adversely affect the interests of the holders of the warrants. We, along with the warrant agent, may also modify or amend a warrant agreement and the terms of the warrants if a majority of the then outstanding unexercised warrants affected by the modification or amendment consent. However, no modification or amendment that accelerates the expiration date, increases the exercise price, reduces the majority consent requirement for any such modification or amendment, or otherwise materially adversely affects the rights of the holders of the warrants may be made without the consent of each holder affected by the modification or amendment.

Common Stock Warrant Adjustments
Unless the applicable prospectus supplement states otherwise, the exercise price of, and the number of shares of common stock covered by, a warrant for common stock will be adjusted in the manner set forth in the applicable prospectus supplement if certain events occur, including:
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if we issue common stock as a dividend or distribution on the common stock;

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if we subdivide, reclassify or combine the common stock;

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if we issue rights or warrants to all holders of common stock entitling them to purchase common stock at less than the current market price, as defined in the warrant agreement for such series of common stock warrants;

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if we distribute to all holders of common stock evidences of our indebtedness or our assets, excluding certain cash dividends and distributions referred to above; or

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any other event described in the applicable prospectus supplement.

Except as stated above, the exercise price and number of shares of common stock covered by a common stock warrant will not be adjusted if we issue common stock or any securities convertible into or exchangeable for common stock, or securities carrying the right to purchase common stock or securities convertible into or exchangeable for common stock.
Holders of common stock warrants may have additional rights under the following circumstances:
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a reclassification or change of the common stock;

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a consolidation, merger or share exchange involving our company; or

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a sale or conveyance to another corporation of all or substantially all of our property and assets.

If one of the above transactions occurs and holders of our common stock are entitled to receive stock, securities, other property or assets, including cash, with respect to or in exchange for common stock, the holders of the common stock warrants then outstanding will be entitled to receive upon exercise of their common stock warrants the kind and amount of shares of stock and other securities or property that they would have received upon the reclassification, change, consolidation, merger, share exchange, sale or conveyance if they had exercised their common stock warrants immediately before the transaction.

GLOBAL SECURITIES
Unless otherwise indicated in the applicable prospectus supplement, securities will be issued in the form of one or more global certificates, or “global securities,” registered in the name of a depositary or its nominee. Unless otherwise indicated in the applicable prospectus supplement, the depositary will be The Depository Trust Company, commonly referred to as DTC. DTC has informed us that its nominee will be Cede & Co. Accordingly, we expect Cede & Co. to be the initial registered holder of all securities that are issued in global form. No person that acquires a beneficial interest in those securities will be entitled to receive a certificate representing that person’s interest in the securities except as described herein or in the applicable prospectus supplement. Unless and until definitive securities are issued under the limited circumstances described below, all references to actions by holders of securities issued in global form will refer to actions taken by DTC upon instructions from its participants, and all references to payments and notices to holders will refer to payments and notices to DTC or Cede & Co., as the registered holder of these securities.
DTC has informed us that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that DTC participants deposit with DTC. DTC also facilitates the settlement among DTC participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in DTC participants’ accounts, thereby eliminating the need for physical movement of certificates. DTC participants include securities brokers and dealers, banks, trust companies and clearing corporations, and may include other organizations. DTC is a wholly owned subsidiary of the Depository Trust and Clearing Corporation, or DTCC. DTCC, in turn, is owned by its member firms. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to DTC and DTC participants are on file with the SEC.
Persons that are not participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, securities may do so only through participants and indirect participants. Under a book-entry format, holders may experience some delay in their receipt of payments, as such payments will be forwarded by our designated agent to Cede & Co., as nominee for DTC. DTC will forward such payments to its participants, who will then forward them to indirect participants or holders. Holders will not be recognized by the relevant registrar, transfer agent, trustee or warrant agent as registered holders of the securities entitled to the benefits of our articles of incorporation or the applicable indenture, warrant agreement, trust agreement or guarantee. Beneficial owners that are not participants will be permitted to exercise their rights only indirectly through and according to the procedures of participants and, if applicable, indirect participants.
Under the rules, regulations and procedures creating and affecting DTC and its operations as currently in effect, DTC will be required to make book-entry transfers of securities among participants and to receive and transmit payments to participants. DTC rules require participants and indirect participants with which beneficial securities owners have accounts to make book-entry transfers and receive and transmit payments on behalf of their respective account holders.
Because DTC can act only on behalf of
•
participants, who in turn act only on behalf of participants or indirect participants, and

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certain banks, trust companies and other persons approved by it,

the ability of a beneficial owner of securities issued in global form to pledge such securities to persons or entities that do not participate in the DTC system may be limited due to the unavailability of physical certificates for these securities. In addition, the laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a global security to such persons will be limited to that extent.
DTC has advised us that DTC will take any action permitted to be taken by a registered holder of any securities under our articles of incorporation or the relevant indenture, warrant agreement, trust agreement or guarantee only at the direction of one or more participants to whose accounts with DTC such securities are credited.

Unless otherwise indicated in the applicable prospectus supplement, a global security will be exchangeable for the relevant definitive securities registered in the names of persons other than DTC or its nominee only if:
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DTC notifies us that it is unwilling or unable to continue as depositary for that global security or if DTC ceases to be a clearing agency registered under the Exchange Act when DTC is required to be so registered;

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we execute and deliver to the relevant registrar, transfer agent, trustee and/or warrant agent an order complying with the requirements of the applicable indenture, trust agreement or warrant agreement that the global security will be exchangeable for definitive securities in registered form; or

•
there has occurred and is continuing a default in the payment of any amount due in respect of the securities or, in the case of debt securities, an event of default or an event that, with the giving of notice or lapse of time, or both, would constitute an event of default with respect to these debt securities.

Any global security that is exchangeable under the preceding sentence will be exchangeable for securities registered in such names as DTC directs.
Upon the occurrence of any event described in the preceding paragraph, DTC is generally required to notify all participants of the availability of definitive securities. Upon DTC surrendering the global security representing the securities and delivery of instructions for re-registration, the registrar, transfer agent, trustee or warrant agent, as the case may be, will reissue the securities as definitive securities, and then such persons will recognize the holders of such definitive securities as registered holders of securities entitled to the benefits of our articles or the relevant indenture trust agreement and/or warrant agreement.
Redemption notices will be sent to Cede & Co. as the registered holder of the global securities. If less than all of a series of securities are being redeemed, DTC will determine the amount of the interest of each direct participant to be redeemed in accordance with its then current procedures.
Except as described above, the global security may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or to a successor depositary we appoint. Except as described above, DTC may not sell, assign, transfer or otherwise convey any beneficial interest in a global security evidencing all or part of any securities unless the beneficial interest is in an amount equal to an authorized denomination for these securities.
The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be accurate, but we assume no responsibility for the accuracy thereof. None of Old National, the trustees, any registrar and transfer agent or any warrant agent, or any agent of any of them, will have any responsibility or liability for any aspect of DTC’s or any participant’s records relating to, or for payments made on account of, beneficial interests in a global security, or for maintaining, supervising or reviewing any records relating to such beneficial interests.
Secondary trading in notes and debentures of corporate issuers is generally settled in clearing-house or next-day funds. In contrast, beneficial interests in a global security, in some cases, may trade in the DTC’s same-day funds settlement system, in which secondary market trading activity in those beneficial interests would be required by DTC to settle in immediately available funds. There is no assurance as to the effect, if any, that settlement in immediately available funds would have on trading activity in such beneficial interests. Also, settlement for purchases of beneficial interests in a global security upon the original issuance of this security may be required to be made in immediately available funds.

PLAN OF DISTRIBUTION
We may sell the securities offered by this prospectus to or through underwriters or dealers, through agents, directly to one or more purchasers or through a combination of methods. No commission will be payable and no discount will be allowed on any sales we or our affiliates make directly.
Underwriters, dealers and agents that participate in the distribution of the securities offered under this prospectus may be underwriters as defined in the Securities Act and any discounts or commissions received by them from us and any profit on the resale of the offered securities by them may be treated as underwriting discounts and commissions under the Securities Act. Any underwriters or agents will be identified and their compensation, including any underwriting discount or commission, will be described in the applicable prospectus supplement. The terms of any distribution, including but not limited to “at the market” equity offerings as defined in Rule 415 of the Securities Act, which terms may include the initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which the offered securities may be listed, will also be set forth in the applicable prospectus supplement.
The distribution of the securities offered under this prospectus may occur from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices.
In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and an applicable prospectus supplement. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions.
In connection with an offering of securities, underwriters may purchase and sell these securities in the open market. These transactions may include over-allotment and stabilizing transactions and purchases to cover short positions created by underwriters with respect to the offering. Stabilizing transactions consist of certain bids or purchases for preventing or retarding a decline in the market price of the securities; and short positions created by underwriters involve the sale by underwriters of a greater number of securities than they are required to purchase from us in the offering. Underwriters also may impose a penalty bid, by which selling concessions allowed to broker-dealers in respect of the securities sold in the offering may be reclaimed by underwriters if such securities are repurchased by underwriters in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the securities, which may be higher than the price that might otherwise prevail in the open market; and these activities, if commenced, may be discontinued without notice at any time.
We may determine the price or other terms of the securities offered under this prospectus by use of an electronic auction. We will describe in the applicable prospectus supplement how any auction will be conducted to determine the price or any other terms of the securities, how potential investors may participate in the auction and, where applicable, the nature of the underwriters’ obligations with respect to the auction.
If the applicable prospectus supplement indicates, we will authorize dealers or our agents to solicit offers by institutions to purchase offered securities from us under contracts that provide for payment and delivery on a future date. We must approve all institutions, but they may include, among others:
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commercial and savings banks;

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insurance companies;

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pension funds;

•
investment companies; and

•
educational and charitable institutions.

The institutional purchaser’s obligations under the contract will only be subject to the condition that the purchase of the offered securities at the time of delivery is allowed by the laws that govern the purchaser. The dealers and our agents will not be responsible for the validity or performance of the contracts.

We may have agreements with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments which the underwriters, dealers or agents may be required to make as a result of those certain civil liabilities.
When we issue the securities offered by this prospectus, except for shares of common stock or debt securities issued upon a reopening of an existing series of debt securities, they may be new securities without an established trading market. The securities may or may not be listed on a national securities exchange. If we sell a security offered by this prospectus to an underwriter for public offering and sale, the underwriter may make a market for that security, but the underwriter will not be obligated to do so and could discontinue any market making without notice at any time. Therefore, we cannot give any assurances to you concerning the liquidity of any security offered by this prospectus.
Underwriters, dealers and agents and their affiliates may be customers of, engage in transactions with, or perform services for us or our subsidiaries in the ordinary course of their businesses. In connection with the distribution of the securities offered under this prospectus, we may enter into swap or other hedging transactions with, or arranged by, underwriters or agents or their affiliates. These underwriters or agents or their affiliates may receive compensation, trading gain or other benefits from these transactions.

VALIDITY OF SECURITIES
The validity of the securities offered by us pursuant to this prospectus will be passed upon for us by Sullivan & Cromwell LLP, New York, New York, and, with respect to matters of Indiana law, by Nicholas J. Chulos, Executive Vice President, Chief Legal Officer and Corporate Secretary of Old National.
EXPERTS
The consolidated financial statements of Old National incorporated herein by reference to Old National’s Annual Report on Form 10-K for the year ended December 31, 2022, have been audited by Crowe LLP, independent registered public accounting firm, as set forth in their report thereon incorporated by reference in this prospectus in reliance upon such report given on the authority of Crowe LLP as experts in accounting and auditing.
The consolidated financial statements of First Midwest Bancorp, Inc. (“First Midwest”) incorporated herein by reference to Old National’s amended Current Report on Form 8-K/A filed April 29, 2022, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon incorporated by reference in this prospectus in reliance upon such report given on the authority of Ernst & Young LLP as experts in accounting and auditing.

$
    % Fixed-to-Floating
Rate Subordinated Notes due 2036

Prospectus Supplement

Joint Book-Running Managers
Keefe, Bruyette & Woods A Stifel Company	Morgan Stanley
The date of this prospectus supplement is                 , 2026